Exhibit 4.1

Verizon Savings and Security Plan for New York

and New England Associates

Amended and Restated Effective January 1, 2015

(except as otherwise provided herein)

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Contents

10.7	Withdrawal of Dividends	40

10.8	Termination of Participation	40

10.9	Compliance with Code Section 401(k)	40

11.	APPLICATION OF FORFEITED EMPLOYING COMPANY CONTRIBUTIONS	41

12.	ADMINISTRATION BY TRUSTEE	42

12.1	Holding of Plan Assets	42

12.2	Investment Managers	42

12.3	Purchase of Verizon Shares	42

12.4	Purchase of Investments for Investment Funds	42

12.5	Voting of Verizon Shares	42

12.6	Tendering of Verizon Shares	42

12.7	Temporary Investments and Uninvested Funds	43

12.8	Audit	43

12.9	Administrative Expenses	43

12.10	Effective Date	43

13.	SUSPENSION OF CONTRIBUTIONS IN CERTAIN CIRCUMSTANCES	44

13.1	Leave of Absence	44

13.2	Layoff	44
13.2.1	Layoffs Not Subject to Section 13.2.2	44
13.2.2	Certain Layoffs after November 1, 2002	44

13.3	Disability	44

13.4	Upon Becoming a Salaried Employee	45

13.5	Insufficient Pay	45

13.6	Qualified Military Service	45

14.	EFFECT OF SUSPENSION OF CONTRIBUTIONS	46

15.	TRANSFER OF EMPLOYMENT TO ENTITIES OTHER THAN AN EMPLOYING COMPANY	47

15.1	Employment Transfer to Bellcore	47

15.2	Employment Transfer to Interchange Company — Same Investments	47

15.3	Employment Transfer to Interchange Company — Different Investments	47
15.3.1	Distribution of Account	47
15.3.2	Transfer of Account	48

15.4	No Interchange Company Plan	48

15.5	Cash Transfer	48

15.6	Transfers to and From Verizon Companies which are Employing Companies under the Verizon Savings and Security Plan for Mid-Atlantic Associates (“Verizon South Company”)	48
15.6.1	Transfers to a Verizon South Company	48
15.6.2	Transfers from a Verizon South Company	48

16.	BENEFITS NOT ASSIGNABLE	49

17.	EXPENSES	50

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1. PURPOSE

The purpose of the Verizon Savings and Security Plan for New York and New England Associates (formerly the Bell Atlantic Savings and Security Plan for Associates of Bell Atlantic North) is to provide a convenient way for New York and New England Associates of Verizon Communications Inc. (formerly Bell Atlantic Corporation) to save on a regular and long-term basis and to encourage covered employees to establish and continue careers with Verizon and its subsidiaries. Prior to January 1, 2001, the Plan was known as the Bell Atlantic Savings and Security Plan for Associates of Bell Atlantic North. Prior to January 1, 1998, the Plan was known as the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) and was maintained by NYNEX Corporation. Effective January 1, 1998, Bell Atlantic assumed sponsorship of the Plan. The Plan, on and after January 1, 1999, is both a stock bonus plan and an employee stock ownership plan intended to qualify under both Code Section 401(a) and Code Section 4975(e)(7), respectively, and as such is designed to invest primarily in Verizon Shares. The Plan was amended and restated as of July 1, 1998 to incorporate applicable requirements of the “GUST” legislation. The Plan was amended and restated again effective as of January 1, 2009 to incorporate certain amendments made since the GUST restatement, including good faith amendments for compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and to adopt good faith amendments to comply with the Pension Protection Act of 2006. The Plan is amended and restated herein effective as of January 1, 2015 to incorporate certain amendments made since the EGTRRA amendment and restatement, including good faith amendments for compliance with the Pension Protection Act of 2006 and other applicable legislation. All amendments to the Plan necessary to comply with applicable requirements of the Code shall also apply to any and all plans previously merged into the Plan, if any. The provisions of this amendment and restatement of the Plan shall be effective as of January 1, 2015; provided, however, that when a provision of the Plan states an effective date other than January 1, 2015 or a provision of the Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision. The rights and benefits, if any, of a former Participating Employee (or the person upon whose behalf benefits are being paid) shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated except as otherwise provided herein or as otherwise required by applicable law.

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2. DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context. Where appropriate hereunder (i) the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine and (ii) the singular form shall include the plural and the plural form shall include the singular.

Account

Account shall mean the total amounts representing the interest of each Participating Employee in the Plan and shall be composed of the following six subaccounts:

•	The Employee Basic After-Tax Contribution Account, which shall reflect all Employee Basic After-Tax Contributions and the earnings thereon;

•	The Employee Basic Pre-Tax Contribution Account, which shall reflect all Employee Basic Pre-Tax Contributions and the earnings thereon;

•	The Employee Rollover Account, shall mean amounts accepted by the Trustee pursuant to Section 6.1 (“Rollover Contributions from Other Qualified Plans and IRAs”).

•	The Employee Supplementary After-Tax Contribution Account, which shall reflect all Employee Supplementary After-Tax Contributions and the earnings thereon;

•	The Employee Supplementary Pre-Tax Contribution Account, which shall reflect all Employee Supplementary Pre-Tax Contributions and the earnings thereon; and

•	The Employing Company Contribution Account, which shall reflect all Employing Company Contributions that were made to match Employee Basic Contributions, together with the earnings thereon.

Amounts transferred to this plan from other plans shall be credited to the Account hereunder which the Committee determines to be most similar to the account under the transferor plan.

Active International Equity Fund

Active International Equity Fund shall have the meaning as set forth under the definition of Funds.

Active U.S. Equity Fund

Active U.S. Equity Fund shall have the meaning as set forth under the definition of Funds.

Affiliate

Affiliate shall mean any Verizon Company which is not an Employing Company.

Appeals Administrator

Appeals Administrator means the person(s) or committee charged with the duty of acting on behalf of the Plan as the administrator of appeals of denied claims, which is the fiduciary to which broad discretion is granted under Section 21 (“Administration and Interpretation of Plan”) of this Plan, including, for example, the discretion to interpret and apply the terms of the Plan and to make findings of fact in the course of reviewing and deciding an appeal of a denied claim for benefits under the Plan. The Appeals Administrator shall be the Verizon Claims Review Committee.

Approved Form of Timely Prior Notice

Approved Form of Timely Prior Notice means a form of notice given by a Participating Employee (or beneficiary, where applicable) to exercise an election to participate or an election with respect to contributions, investment directions, withdrawals, distributions, or other matters affecting his Account under this Plan. To be effective, such a notice must be delivered in a form or in a manner approved by the Secretary of the Committee, and must be received by the Benefit Administrator by the applicable deadline established by the Secretary. The Secretary may require that an Approved Form of Timely Prior Notice must be submitted solely in the form of a signed writing, or solely by electronic means of communications, or by either means, in the discretion of the Secretary. The Secretary shall determine, in the case of each such Approved Form of Timely Notice, the applicable time and/or number of days (if any) in advance of the intended effective date which the notice must be received. In cases where an act of God prevents delivery of notice, the election specified in such notice shall not be binding upon the Plan until such time as the notice is actually received by the Benefit Administrator.

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Definitions

AT&T

AT&T shall mean American Telephone and Telegraph Company.

Bellcore

Bellcore shall mean Bell Communications Research, Inc.

Beneficiary

Beneficiary shall mean the person or persons (natural or otherwise) designated by a Participating Employee in accordance with the provisions of Section 10.1.7(b) (“Designation of Beneficiary”) to receive any benefit under this Plan which is occasioned by the death of the Participating Employee or Inactive Participant.

Benefit Administrator

Benefit Administrator means the person or entity designated by the Plan Administrator from time to time with the authority and responsibility to perform day-to-day benefit administration services.

Benefits Committee or Committee

Benefits Committee or Committee means Verizon’s Bell Atlantic Corporate Employees’ Benefits Committee before April 2, 2001 and the Verizon Employee Benefits Committee effective April 2, 2001, which has certain authorities and responsibilities with respect to the Plan, as described herein.

Board of Directors

Board of Directors shall mean the Board of Directors of Verizon or the Human Resources Committee of that Board of Directors.

Claims Administrator

Claims Administrator means the person(s) or committee charged with the duty of acting as claims administrator on behalf of the Plan, which is the fiduciary to which broad discretion is granted under Section 21 (“Administration and Interpretation of the Plan”) of this Plan, including, for example, the discretion to interpret and apply the terms of the Plan and to make findings of fact in the course of deciding a disputed claim for benefits under the Plan.

Code

Code shall mean the Internal Revenue Code of 1986, as amended.

Compensation

Compensation shall mean the sum of the items of remuneration which are enumerated below and which are actually paid (or deemed paid in the case of the base rate of pay) to an Employee who then satisfies the definition of an Eligible Employee as follows:

•	the base rate of pay, as determined from the Employing Company’s payroll records;

•	for Eligible Employees of Verizon Yellow Pages Co. (NYNEX Information Resources Company) represented by CWA Local 1301 (Directory Sales), earned commission payments and unearned commission payments;

•	effective with the 2001 payment of the Corporate Profit Sharing (CPS) award for Performance Year 2000, the CPS award, if and when paid;

•	the VIS Performance Incentive (VPI) award, if and when paid to Eligible Employees of VIS and its affiliates thereunder;

•	effective with the 2003 payment of the three percent lump sum payment award, the three percent lump sum payment award, if and when paid;

•	for Eligible Employees of Verizon New York Inc. represented by CWA Local 1105, incentive payments when paid;

•

effective with respect to pay periods that include one or more days ending on or after July 1, 2001, items of pay which include the term “differential” in their description and which at the time of payment are benefit-bearing for purposes of the Supplemental Monthly Pension benefit formula under the Verizon Pension Plan for New York and New England Associates, when paid; and

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Definitions

•	incentives under the Retail Sales Incentive Compensation Plan; and

•

effective as of the date specified in an applicable memorandum of understanding or collective bargaining agreement, any items of remuneration specifically designated by the memorandum or agreement as being included in Compensation for purposes of the Plan.

The items described above shall be taken into account before reduction for any Tax-Deferred Contributions under this Plan (other than a CPS or VPI award for which an Eligible Employee affirmatively elects a 100% Pre-Tax Contribution rate under Section 4.1 (“Contributions from Pay”)), and without adjusting such pay to reflect any pre-tax contributions to any “cafeteria plan” as that term is defined in Code Section 125).

For each weekly pay period that an Eligible Employee is entitled, for all or part of such pay period, to be paid wages or a benefit under the Sickness and Accident Disability Benefit Plan that applies to the Eligible Employee’s Employing Company, the base rate of pay deemed paid during such weekly pay period shall be the quotient determined by dividing the Eligible Employee’s then applicable annual base rate of pay by 52.2. Effective for any weekly pay period in which amounts are received as workmen’s compensation benefits, the base weekly pay determined under the immediately preceding sentence for such weekly pay period shall be reduced by the amount of such benefits received.

No Employee Contributions shall be made for any pay period if the amount available for payment to the Eligible Employee for such pay period, after applicable tax and other withholdings and deductions as determined in accordance with the payroll practices of the Employing Company, leaves a remaining amount which is insufficient to fulfill the contribution percentage of Basic Weekly Pay which the Eligible Employee then has in effect.

For purposes of the definition of Highly Compensated Employee and Section 5.2 (“Limitation on Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions”), Compensation shall mean an Employee’s W-2 wages as reported or reportable, but including elective contributions that are made by an Employing Company that are not includible in gross income under Code Sections 125 and 402(g)(3).

For purposes of Section 5.3 (“Limitation on Annual Additions”), Compensation shall mean an Employee’s W-2 wages as reported or reportable, but for Plan Years beginning on or after January 1, 1998, including elective contributions that are made by an Employing Company that are not includible in gross income under Code Sections 125, 402(g)(3) and 132(f)(4).

The Compensation of each Eligible Employee taken into account under the Plan for any Plan Year from January 1, 1994 to December 31, 2001 shall not exceed $150,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d). Employee Contributions shall not be made to the Plan with respect to Compensation in excess of such applicable adjusted amount.

The annual Compensation of each Participating Employee taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 (or such other amount as is provided under Code Section 401(a)(17)(A)), as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

Eligible Employee

Eligible Employee shall mean a Non-Salaried Employee, other than a Salaried Employee who has become a Non-Salaried Employee for a period of 30 days or less, who is a regular Employee in the active service of an Employing Company (on a full-time or part-time basis).

Any former Eligible Employee who is re-employed by an Employing Company shall be treated as an Eligible Employee measured from the date of his re-employment if such employee had: (i) a Vested interest in his Employing Company Contributions prior to incurring a One Year Break in Service; or (ii) Non-

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Definitions

Vested Amounts in his account and his Years of Service prior to incurring a One Year Break in Service are taken into account because the number of such Eligible Employee’s consecutive One Year Breaks in Service is less than the greater of five or the number of his Years of Service prior to such a break in service as determined under Code Section 410(a)(5).

Aliens who are nonresidents of the United States and who receive no earned income (within the meaning of Code Section 911(d)(2)) from an Employing Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be or become Eligible Employees. A Leased Employee shall not be or become an Eligible Employee. In addition, the term Eligible Employee shall not include (a) an individual hired by a Verizon Company under the terms of a written agreement which characterizes the individual as an independent contractor, consultant, or otherwise as a person who is not treated by a Verizon Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination or holding relating to such status or tax withholding; (b) an individual who renders services to a Verizon Company under circumstances in which his or her wages or remuneration is paid by a third party service provider or temporary service agency, regardless of any governmental or judicial determination or holding which characterizes the individual as an employee of a Verizon Company; or (c) Employees categorized as “Occasionals” under the terms of any applicable collective bargaining agreement.

Employee

Employee means an individual who is a common law employee of a Verizon Company. An individual who is not a common law employee of a Verizon Company shall be deemed to be an Employee of such company if such person is a Leased Employee with respect to whose services such Verizon Company is the recipient within the meaning of Code Section 414(n) or 414(o), and to whom Code Section 414(n)(5) does not apply.

Employee Basic After-Tax Contribution

Employee Basic After-Tax Contribution shall mean the contribution made by a Participating Employee as provided in Section 4.1 (“Contributions from Pay”) hereof.

Employee Basic Contribution

Employee Basic Contribution shall mean the sum of Employee Basic Pre-Tax Contributions and Employee Basic After-Tax Contributions.

Employee Basic Pre-Tax Contribution

Employee Basic Pre-Tax Contribution shall mean the contribution made by an Employing Company pursuant to a request by a Participating Employee as provided in Section 4.1 (“Contributions from Pay”) hereof.

Employee Supplementary After-Tax Contribution

Employee Supplementary After-Tax Contribution shall mean the contribution made by a Participating Employee as provided in Section 4.1 (“Contributions from Pay”) hereof.

Employee Supplementary Contribution

Employee Supplementary Contribution shall mean the sum of Employee Supplementary Pre-Tax Contributions and Employee Supplementary After-Tax Contributions.

Employee Supplementary Pre-Tax Contribution

Employee Supplementary Pre-Tax Contribution shall mean the contribution made by an Employing Company pursuant to a request of a Participating Employee as provided in Section  4.1 (“Contributions from Pay”) hereof.

Employer

Employer shall mean any Employing Company and any other Verizon Company.

Employing Company

Employing Company shall mean any company included on Appendix I and any other Verizon Company which, by action of its board of directors, subject to the approval of the Committee, elects to participate in the Plan.

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Definitions

Employing Company Contributions

Employing Company Contributions shall mean the contributions made by an Employing Company as provided herein other than Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions.

Enrollment Date

Enrollment Date shall mean a periodic date, occurring not less frequently than monthly and not more frequently than daily, on which new enrollments in the Plan are made effective, in a manner which is determined by the Benefit Administrator to be administratively practicable.

ERISA

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

Funds

Effective March 21, 2003, Funds shall mean any of the following investment funds: the Conservative Strategy Portfolio, the Conservative Growth Strategy Portfolio, the Moderate Growth Strategy Portfolio, the Long-Term Growth Strategy Portfolio, the Aggressive Growth Strategy Portfolio, the Institutional Government Money Market Portfolio, the PIMCO Real Return Bond Fund-Class I, the Pyramis REIT Commingled Pool, the Active U.S. Equity Fund, the Passive U.S. Equity Index Fund, the Active U.S. Small Capitalization Fund, the Active International Equity Fund, the Passive International Equity Index Fund, the Verizon Shares Fund, the PIMCO Total Return Fund (Bonds)-Class I, the Clipper Fund, the Fidelity Dividend Growth Fund, the Fidelity Magellan Fund, the TCW Galileo Select Equities Fund-Class I, and the Fidelity Diversified International Fund. Investment funds available under the Plan as of March 20, 2003 but not included in the above list of investment funds are not available after March 20, 2003. The investment funds constituting the Funds shall be subject to the deletion or addition of investment funds from time to time.

Effective March 21, 2003, all references in the Plan to the “Government Money Market Fund” are amended to refer to the “Institutional Government Money Market Portfolio.” Effective March 21, 2003, all references in the Plan to the “U.S. Small Capitalization Fund” are amended to refer to the “Active U.S. Small Capitalization Fund.”

Effective January 1, 1998, the Telecommunications Fund was frozen and could not receive any additional contributions or transfers. The Telecommunications Fund is not available after March 20, 2003.

Effective from the close of the market on May 16, 2012 to the close of the market on August 1, 2013, the Fidelity Magellan Fund shall not receive any additional contributions or investment transfers, including loan repayments, and all elections to invest amounts in the Fidelity Magellan Fund during such period shall be deemed elections to invest in the Active U.S. Equity Fund.

Effective as of the close of the market on September 3, 2013, the Clipper Fund shall not receive any additional contributions or investment transfers, including loan repayments, and all elections to invest amounts in the Clipper Fund shall be deemed elections to invest in the Active U.S. Equity Fund. Effective as of the close of the market on or about October 31, 2014, the Clipper Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Active U.S. Equity Fund.

Global Balanced Fund

Global Balanced Fund shall have the meaning as set forth under the definition of Funds.

Government Money Market Fund

Government Money Market Fund shall have the meaning as set forth under the definition of Funds.

Highly Compensated Employee

Highly Compensated Employee shall include highly compensated active employees and highly compensated former employees within the meaning of Code Section 414(q) and the regulations thereunder.

A highly compensated active employee shall mean any Employee who performs service for an Employing Company or an Affiliate at any time during a Plan Year (the “Determination Year”) and who either:

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Definitions

•	during the Plan Year immediately preceding the Determination Year (the “Look-Back Year”) received Compensation in excess of $80,000, as adjusted pursuant to Code Section 415(d); or

•	during either the Determination Year or the Look-Back Year was an Employee (including persons aggregated with the Employee) who owned 5% or more of the common stock of Verizon.

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performs no service for any Employing Company or any Affiliate during the Determination Year, and was a Highly Compensated Employee for an applicable year, specifically, either the separation year or any determination year ending on or after the Employee’s 55th birthday. Notwithstanding the previous sentence, a former Employee who separated from service prior to January 1, 1987 will be treated as a highly compensated former Employee if, in an applicable year (as stated in the previous sentence, but also including the year preceding the separation year or the last year ending before the Employee’s 55th birthday) he was a 5% owner of Verizon Shares or his Compensation exceeded $50,000. This definition shall apply for Plan Years beginning on or after January 1, 1997.

Hour of Service

Hour of Service shall mean:

•	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employing Company or Verizon Company during the applicable computation period;

•

Each hour for which an Employee is paid, or entitled to payment, by the Employing Company or Verizon Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

•

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employing Company or Verizon Company. The same Hours of Service shall not be credited both under either of the preceding paragraphs, as the case may be, and under this paragraph;

Hours of Service hereunder shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference. Hours not otherwise taken into account with respect to absences related to military service shall be taken into account to the extent required under the Uniformed Services Employment and Reemployment Rights Act of 1994, or any other applicable law.

Income Fund

Income Fund shall have the meaning as set forth under the definition of Funds.

Interchange Agreement

Interchange Agreement shall mean the agreement effective January 1, 1984 made among Bell Atlantic, AT&T and one or more other companies in connection with the reorganization of AT&T and its subsidiaries on January 1, 1984, which agreement provides, inter alia, for the portability of benefits with respect to certain employees who are employed by an Employing Company and were previously employed by an Interchange Company, or who are employed by an Interchange Company and were previously employed by an Employing Company.

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Definitions

Interchange Company

Interchange Company shall mean a company, other than an Employing Company, which is a party to the Interchange Agreement, and any subsidiary or affiliate of such company identified in the Interchange Agreement.

Interchange Company Savings Plan

Interchange Company Savings Plan shall mean (i) a savings plan, comparable to the Plan, maintained by an Interchange Company, or (ii) a Qualified Savings Plan. A savings plan shall be considered to be comparable to the Plan if such savings plan (a) meets the requirements of Code Section 401(a), (b) provides for employee contributions and employing company contributions, and (c) contains provisions relating to the vesting of amounts attributable to employing company contributions which are the same as the provisions in the Plan relating to the vesting of amounts attributable to Employing Company Contributions.

Investment Manager

Investment Manager shall mean an investment manager qualified as such under Section 3(38) of ERISA.

Leased Employee

Leased Employee shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction and control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

Mandatory Portability Agreement

Mandatory Portability Agreement shall mean the agreement effective January 1, 1985 made among one or more Employing Companies and one or more other companies in connection with the reorganization of AT&T and its subsidiaries on January 1, 1984 and in light of Section 559 of the Tax Reform Act of 1984, which agreement provides, inter alia, for the portability of credit for service with respect to certain employees who are employed by an Employing Company and were previously employed by a Portability Company or who are employed by a Portability Company and were previously employed by an Employing Company.

Nonhighly Compensated Employee

Nonhighly Compensated Employee shall mean an Employee who is not deemed to be a Highly Compensated Employee.

Non-Salaried Employee

Non-Salaried Employee shall mean an Employee whose terms and conditions of employment are subject to a collective bargaining agreement and who is not a Salaried Employee, except that the term Non-Salaried Employee shall not include any Employee whose terms and conditions of employment are governed by a collective bargaining agreement that provides either for the Employee not to be eligible for the Plan or which expressly provides for participation in some other savings plan maintained by a Verizon Company.

Non-Vested Amounts

Non-Vested Amounts shall mean the portion of the Employing Company Contributions and any earnings thereon in the Participating Employee’s Account that are forfeitable.

Normal Retirement Age

Normal Retirement Age shall mean age 65.

One Year Break in Service

One Year Break in Service shall mean a twelve consecutive month computation period during which an employee completes 500 or fewer Hours of Service.

Solely for the purpose of determining whether an employee incurs a One Year Break in Service, credit for up to 501 Hours of Service shall be granted for a period beginning on or after January 1, 1987 during which the Employee is absent from work by reason of the pregnancy of the Employee, the birth of a child of the

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Definitions

Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child during the period beginning immediately following its birth or placement for adoption. During such absence, the Employee shall be credited for such purpose with the number of Hours of Service which otherwise normally would have been credited to such Employee but for such absence or, if the Committee is unable to determine such number of hours, 8 Hours of Service per day of such absence. Hours of Service described in this paragraph shall be credited only to the computation period in which the absence begins if the Employee would be prevented from incurring a One Year Break in Service during such computation period solely by reason of such credit, or in any other case the immediately following computation period, provided, however, that no such Hours of Service shall be credited if the result of the crediting of such hours is that an Employee would be deemed to have attained one Year of Service at a later date than would result if credit for such hours were not granted. The same Hours of Service shall not be counted under this paragraph if counted under any other provision of the Plan.

Participating Employee

Participating Employee shall mean (i) an Employee or former Employee who has elected to participate in the Plan as provided under Section 3 (“Election to Participate by Eligible Employees; Transferred Accounts”), (ii) an Employee or former Employee whose Account includes amounts transferred from the Predecessor Plan, an Interchange Company Savings Plan, or the former NYNEX Employee Stock Ownership Plan, or (iii) except for purposes of Section 4 (“Contributions”), an Employee who has elected to roll over amounts pursuant to Section 6 (“Rollovers and Transfers”); provided, however, that participation by such Employee or former Employee has not terminated. Participation will be deemed terminated for an Employee or former Employee when such Employee or former Employee has no contributions from Compensation and no account balance.

Passive International Equity Index Fund

Passive International Equity Index Fund shall have the meaning as set forth under the definition of Funds.

Passive U.S. Equity Index Fund

Passive U.S. Equity Index Fund shall have the meaning as set forth under the definition of Funds.

Payroll Office

Payroll Office shall mean the Employee’s payroll office, as designated by the Employing Company.

Plan

Plan shall mean this Verizon Savings and Security Plan for New York and New England Associates (which prior to January 1, 2001 was known as the Bell Atlantic Savings and Security Plan for Associates of Bell Atlantic North, and prior to January 1, 1998 was known as the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees)), as it may be amended from time to time.

Plan Administrator or Administrator

Plan Administrator or Administrator means the Chairman of the Benefits Committee. Except as otherwise provided in Section 21 (“Administration and Interpretation of Plan”), in which it is stated that certain responsibilities of the Administrator are delegated to another individual, the Benefits Committee, the Benefit Administrator, the Claims or Appeals Administrators or the Board, the Plan Administrator shall have the authority to control and manage the operation and administration of the Plan.

Plan Year

Plan Year shall mean the period beginning with the effective date of the Plan and ending December 31, 1984, and each calendar year thereafter. With respect to an Employee whose Account includes amounts attributable to participation in the Predecessor Plan, the term shall also refer to a plan year under the Predecessor Plan.

Portability Company

Portability Company shall mean a company, other than an Employing Company, Verizon Company or Bellcore, which is a party to the Mandatory Portability Agreement, and any subsidiary or affiliate of such company identified in the Mandatory Portability Agreement.

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Definitions

Predecessor Plan

Predecessor Plan shall mean the Bell System Savings and Security Plan (Non-Salaried Employees) as in effect through December 31, 1983.

Qualified Savings Plan

Qualified Savings Plan shall mean the Bell Communications Research, Inc. Savings Plan for Salaried Employees or the Bell Communications Research, Inc. Savings and Security Plan (Non-Salaried Employees).

Retire

Retire shall mean to terminate employment with eligibility to receive immediately either a service or disability pension under the terms of a Verizon pension plan.

Salaried Employee

Salaried Employee shall mean an Employee whose pay is at a monthly or annual rate and whose position is not subject to automatic wage progression.

Secretary

Secretary shall mean the secretary of the Committee.

Subsidiary of Verizon

Subsidiary of Verizon shall mean any corporation of which more than 50% of the voting stock is owned directly or indirectly by Verizon.

Telecommunications Fund

Telecommunications Fund shall have the meaning as set forth under the definition of Funds.

Trustee

Trustee shall mean the trustee under the trust agreement referred to in Section 12 (“Administration by Trustee”).

Unit Value

Unit Value is the Value of the Unit within each Fund valued in accordance with the methodology contained in the definition of Valuation Date contained herein.

Units

Units shall mean the units which are utilized by the recordkeeper for recordkeeping purposes to ascertain the value of Accounts under the Plan.

U.S. Balanced Fund

U.S. Balanced Fund shall have the meaning as set forth under the definition of Funds.

U.S. Bond Market Index Fund

U.S. Bond Market Index Fund shall have the meaning as set forth under the definition of Funds.

U.S. Small Capitalization Fund

U.S. Small Capitalization Fund shall have the meaning as set forth under the definition of Funds.

Valuation Date

Effective August 1, 1994, Valuation Date shall mean each day on which the New York Stock Exchange is open for business. The Unit Value of each Fund shall be determined as of the close of regular trading on the New York Stock Exchange and is computed by dividing the Value of each Fund’s adjusted net assets by the total number of its Units outstanding. To the extent reliable quotations are not readily available for any reason, Verizon, the Trustee and/or the recordkeeper will determine a quotation they believe accurately reflects fair value. If a fair value is unavailable for a significant amount of securities or other assets, a Unit Value will not be determined that day. Prior to July 1, 1998, the Unit Value is determined after taking account of expenses allocable to the applicable Fund. On and after July 1, 1998 and prior to March 1, 2000, the Unit Value is determined without references to expenses, and the allocation of expenses shall have the effect of proportionally reducing the number of Units held in a Participant’s account in each applicable Fund. On and after March 1, 2000, the Unit Value shall be determined in accordance with the method used prior to July 1, 1998.

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Definitions

Value

With respect to Verizon Shares, shall be determined as of the Valuation Date for purposes of the valuation of Accounts under the Plan, and shall be determined as of the date of any purchase of Verizon Shares from Verizon, and shall mean market value based on the closing price per share on the applicable date as reported on the New York Stock Exchange.

With respect to the Government Money Market Fund, the U.S. Bond Market Index Fund, the Passive U.S. Equity Index Fund, the U.S. Balanced Fund, the Global Balanced Fund, the Active U.S. Equity Fund, the U.S. Small Capitalization Fund, the Passive International Equity Index Fund, and the Active International Equity Fund shall be determined on each Valuation Date by the Trustee as follows:

•

Securities listed on a national stock exchange shall be valued at the closing price of the exchange on which they are primarily listed. Securities traded only in over-the-counter markets and reported by the NASDAQ National Market System Listing shall be valued at the closing price (if quoted in that manner) or at the last bid price (if no closing price is quoted) as reported on such listing or, if no sales were made on that date, at the closing price or last bid price on the next preceding day on which sales were made.

•

All other assets shall be valued at the fair market value on the close of business on each Valuation Date. The Trustee in the reasonable exercise of its discretion shall determine fair market value, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities brokers, dealers or investment bankers, values of comparable property, appraisals or other relevant information.

With respect to the assets of the Income Fund which are invested with one or more insurance companies or other financial institutions and guarantee by contract the repayment of principal plus a specified rate of interest for a specified period of time shall be determined as of each Valuation Date by the Trustee based upon the principal then invested in the contracts plus accrued interest.

With respect to other assets in the Income Fund such as U. S. Government, Government agency or corporate market-value bonds, shall be determined on the Valuation Date by the Trustee based upon the value determined on the last Valuation Date of the prior month from the exchange on which they are primarily traded plus a crediting rate determined by the “wrapper” provider. For purposes of this definition, the term “wrapper” means a contract issued by a financial institution that provides the guarantee that the liquidation value of the assets equals the book value in the event of benefit payments or contract maturity. The contract provides a guaranteed minimum crediting rate (no less than zero); treats participant withdrawals and transfers at book value regardless of changes in interest rates that would otherwise affect the underlying value of the portfolio being wrapped; and transforms gains and losses in the underlying portfolio into adjustments to future interest crediting rates.

Verizon

Verizon shall mean Verizon Communications Inc. (which prior to September 22, 2000 was known as Bell Atlantic Corporation), a Delaware corporation.

Verizon Company

Verizon Company shall mean Verizon or any direct or indirect subsidiary or company which is included as a member with Verizon in a controlled group of corporations (as defined by Code Section 414(b)), an affiliated service group (as defined under Code Section 414(m)), or group of trades or businesses under common control (as defined under Code Section 414(c)), or which is otherwise required to be aggregated with Verizon pursuant to Code Section 414(o) and regulations thereunder. The term Affiliate shall apply to an entity described in this paragraph only for the period of time during which the entity is, in fact, affiliated with Verizon in the manner described herein.

Verizon Shares

Verizon Shares shall mean the common shares of Verizon.

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Definitions

Verizon Shares Fund

Verizon Shares Fund shall have the meaning as set forth under the definition of Funds.

Vested

Vested shall mean the portion of the Participating Employee’s Account that is nonforfeitable.

Year of Service

Year of Service shall mean the computation period of twelve consecutive months during which an Employee has at least 1,000 Hours of Service with an Employing Company or Verizon Company. A computation period shall be measured from the Employee’s employment commencement date and anniversaries thereof. If an Employee incurs a One Year Break in Service, the computation periods beginning after the One Year Break in Service shall be measured using his original employment commencement date, and anniversaries thereof.

In computing a Year of Service, an Employee will be considered to have completed 45 Hours of Service for each week in which the Employee completes at least one Hour of Service.

In no event, however, shall an Employee’s Years of Service be less than his years of ERISA service, as determined under the Verizon Pension Plan for New York and New England Associates.

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3. ELECTION TO PARTICIPATE BY ELIGIBLE EMPLOYEES; TRANSFERRED ACCOUNTS

3.1	Election to Participate

An Eligible Employee may elect to participate in the Plan, beginning with the first payroll period commencing on or after any Enrollment Date, by giving an Approved Form of Timely Prior Notice. An election to participate, once made, shall remain in effect until subsequently changed by the Eligible Employee in accordance with the provisions of Section 4.2. (“Deposit of Contributions”)

3.2	Participation By Certain Groups

The following groups of Eligible Employees who elect to participate in the Plan within 30 days of becoming an Eligible Employee under the Plan may elect to have such participation begin as of the first day on which the Employee becomes an Eligible Employee with respect to Employee Basic After-Tax Contributions and Employee Supplementary After-Tax Contributions:

3.2.1 Transferred Interchange Accounts

Eligible Employees whose account in an Interchange Company Savings Plan has been transferred to the Plan in accordance with Section 6.2.1 (“Participants in Interchange Plan — Same Investments”);

3.2.2 Recognized Interchange Service

Eligible Employees who were participants in an Interchange Company Savings Plan and the Interchange Agreement (or an interchange agreement with Bellcore) provides that the Plan shall recognize service with the Interchange Company maintaining such plan, but each of the types of investment available under Section 7 (“Investment Directions”), other than Verizon Shares, is not the same as each of the types of investment available under the Interchange Company Savings Plan, other than (i) a fund consisting of the shares of the company which maintains such plan or (ii)  a fund consisting of the shares of the companies which own the company which maintains such plan;

3.2.3 Salaried or Qualified Savings Plans Participants

Eligible Employees who were eligible to participate or were participants in Verizon’s Bell Atlantic Savings Plan for Salaried Employees (or any successor plan) or Eligible Employees who were participants in a Qualified Savings Plan maintained by Bellcore and with respect to whom the Plan does not recognize service with Bellcore by reason of the Interchange Agreement (or an interchange agreement with Bellcore).

3.3	Transfer of Employment

Except as otherwise provided hereunder, a transfer by a Participating Employee from one Employing Company to another Employing Company shall not affect participation under the Plan.

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4. CONTRIBUTIONS

4.1	Contributions from Pay

An Eligible Employee may authorize a basic contribution of any whole percentage from 2% to 6% of such Eligible Employee’s Compensation as an Employee Basic Pre-Tax Contribution, an Employee Basic After-Tax Contribution, or a combination of both. Effective April 1, 1995, the minimum Employee Basic Contribution shall be 1%. An employee who has authorized the maximum basic contribution of 6% may authorize a supplementary contribution consisting of any whole percentage of such Eligible Employee’s Compensation as an Employee Supplementary Pre-Tax Contribution, an Employee Supplementary After-Tax Contribution, or a combination of both which when added to the 6% Employee Basic Contribution results in a total contribution of not more than 16% of such Eligible Employee’s Compensation. Any Eligible Employee who has authorized an Employee Supplementary Pre-Tax Contribution and who is not maximizing his Employee Basic Pre-Tax Contribution will have his percentages adjusted accordingly so that the Employee Supplementary Pre-Tax Contribution is reduced and the Employee Basic Pre-Tax Contribution is increased until such latter amount is maximized. Contributions shall begin with the first payroll period commencing on or after the Enrollment Date on which the Eligible Employee begins participation in the Plan and are subject to the applicable limitations contained in Section 5 (“Limitations on Contributions”) hereof. In addition, effective with the 2002 payment of the Corporate Profit Sharing (CPS) award and, for Eligible Employees of VIS and its affiliates thereunder, effective with the 2004 payment of the VIS Performance Incentive (VPI) award, an Eligible Employee who at the time of payment of the CPS or VPI award (as applicable) is making either basic or supplementary contributions to the Plan may authorize an additional Pre-Tax Contribution equal to the full amount of the CPS or VPI award (as applicable), less union dues and deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan. The first 6% of this additional Pre-Tax Contribution (before reduction for union dues and deductions that are required to be applied to a compensation item that is being contributed on a tax-deferred basis to the Plan) shall be treated as an Employee Basic Pre-Tax Contribution. If an Eligible Employee does not authorize an additional Pre-Tax Contribution equal to the full amount of the CPS award or the VPI award, as applicable, both the percentage of Compensation and the type of contributions (pre-tax or after-tax) which the Eligible Employee has authorized and are in effect (if any) at the time the CPS or VPI award is paid shall be applied to the CPS or VPI award (as applicable) in determining the amount and type of the contribution. Employee contributions described in this Section 4.1 shall also be made from the special “make whole” payment (if any) for an Eligible Employee reinstated in 2003 in connection with (i) the arbitration award issued July 10, 2003 for the matter involving various Verizon entities and the Communication Workers of America or (ii) any related settlement agreements. Employee contributions from any such “make whole” payment shall be made in accordance with the terms of such arbitration award and related settlement agreements.

4.2	Deposit of Contributions

The Employing Company shall remit to the Trustee a Participating Employee’s contributions related to any payroll period on or prior to the date the Participating Employee would otherwise be paid such amounts or as soon as practicable thereafter (but in no event later than 15 days following the last day of the month in which ends the pay period with respect to which such amounts are withheld).

4.3	Change in Contributions:

4.3.1 Percentage

A Participating Employee may change the percentage of his or her Compensation authorized as Employee Basic Contributions and Employee Supplementary Contributions to another permissible percentage by giving an Approved Form of Timely Prior Notice.

4.3.2 Change in Contributions

Prior to July 1, 1998, a Participating Employee may make changes in contributions 12 times in any Plan Year. For purposes of the preceding sentence the complete suspension of an contribution pursuant to Section 4.4 (“Election by Employee to Suspend Contributions”) and the subsequent restoration of an contribution shall not be counted as a change in contribution provided such restoration is to the same percentage of pay for all contributions as existed at the time of suspension. Effective July 1, 1998, no limitations shall apply to the number of rate changes which may occur in any Plan Year.

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Contributions

4.3.3 Change in Compensation

In the event of a change in Compensation of a Participating Employee, the percentage of contributions then in effect shall be applied as soon as practicable with respect to such changed Compensation, without action by the Participating Employee.

4.4	Election by Employee to Suspend Contributions

4.4.1 Election to Suspend

A Participating Employee may voluntarily suspend the making of payroll contributions by giving an Approved Form of Timely Prior Notice.

4.4.2 Termination of Suspension

An Employee may terminate a suspension of contributions at any time giving an Approved Form of Timely Prior Notice.

4.5	Employing Company Contributions

4.5.1 Contributions

Each Employing Company shall contribute on behalf of each of its Participating Employees, for investment in the Verizon Shares Fund, an amount equal to 82% of the amount of the Employee Basic Contributions of such employee, except as set forth below.

•	Employing Company Contributions will not be made with respect to Employee Supplementary Contributions.

•

No Employing Company Contribution shall be made for Participating Employees who are temporary employees represented by the IBEW bargaining units specified in Section 7.1.2 (“Employing Company Contributions”) and covered by the 1998 Memorandum of Understanding.

•

If an Employing Company Contribution is made for a payroll period during the term of a collective bargaining agreement, and the collective bargaining agreement specifies a different matching percentage for the collective bargaining unit to which the Eligible Employee belongs, the matching percentage specified in the collective bargaining agreement shall be the matching percentage with respect to the Eligible Employee.

For convenience only, following are historical matching percentages. Subject to the exceptions described above, the generally applicable matching percentage was 66-2/3% prior to January 1, 1999 and was 80% from January 1, 1999 to pay periods prior to the first pay periods that included one or more days on or after August 5, 2001.

4.5.2 Deposit of Contributions

Contributions with respect to each month’s Employee Basic Contributions shall be remitted by the Employing Company to the Trustee on the date the corresponding contributions are remitted or as soon as practicable thereafter.

4.6	Contributions Limited to Deductible Amounts

Notwithstanding the foregoing, in no event shall the sum of the Employing Company Contributions and Employee Basic and Supplementary Pre-Tax Contributions exceed the amount deductible for the Plan Year under the applicable provisions of the Code.

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Contributions

4.7	Catch-up Contributions

Effective July 1, 2002, all Participating Employees who (1) are eligible to make Pre-Tax Contributions under the Plan, (2) have attained age 50 before the close of the Plan Year, and (3) are contributing at least 6% of Compensation as an Employee Basic Pre-Tax Contribution or are precluded from making additional Pre-Tax Contributions pursuant to Section 5.1, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code and this Section.

A Participating Employee who is eligible to make catch-up contributions may make such a contribution by electing to reduce the Participating Employee’s Compensation in accordance with procedures established by the Plan Administrator (or its delegate). The amount of such catch-up contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 60% of the Participating Employee’s Compensation for such payroll period (such that the total contribution from pay under this Section and Section 4.1 cannot exceed 76% of the Participating Employee’s Compensation), and shall be expressed as a whole percentage of such Compensation.

Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

The determination of whether a contribution qualifies as a catch-up contribution rather than a Pre-Tax Contribution or other employee contribution shall be made by the Plan Administrator (or its delegate) in its sole discretion.

A contribution that is determined to be a catch-up contribution shall not be considered an Employee Basic Contribution and shall not be matched by Employing Company Contributions under Section 4.5; however, such contribution shall be considered an Employee elective contribution for purposes of Sections 7, 8, 9, 10, 13, 23, and 29.

4.8	Recharacterization of Excess Company Matching Allocations

The provisions of this Section are effective from January 1, 2003 through December 31, 2013 and apply solely to Participating Employees who erroneously were credited with Employing Company Contributions during periods in which the Participating Employees should have been suspended from receiving such allocations and contributions pursuant to the third bullet paragraph of Section 10.5.1 (“Hierarchy of Withdrawals”) (including Participating Employees whose withdrawals of Basic After-Tax Contributions should have been processed under Section 10.5.1 but were erroneously treated as hardship withdrawals under Section 10.5.2 (“Withdrawals of Pre-Tax Contributions”)). Such Participating Employees are referred to in this Section as “Affected Participants.”

The Employing Company Contributions erroneously allocated to Affected Participants during periods in which the Affected Participants should have been suspended from receiving such contributions as described above shall be recharacterized as nonelective contributions by the Employing Companies. For all other purposes under the Plan (including vesting, investment, withdrawal, distribution, and annual addition testing), such nonelective Employing Company Contributions shall be treated as Employing Company Contributions made to match Employee Basic Contributions, and no additional allocations shall be made to Participating Employees who are not Affected Participants as a result of such recharacterization To avoid the possibility of doubt, Employing Company Contributions erroneously allocated to Affected Participants as described above shall not be reallocated to other Participating Employees but instead shall be recharacterized as resulting from Employing Company nonelective contributions.

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5. LIMITATIONS ON CONTRIBUTIONS

5.1	Limitation on Pre-Tax Contributions

The aggregate amount of Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions (“Pre-Tax Contributions”) contributed to a Participating Employee’s Account throughout a Plan Year (when added to the aggregate amount of tax-deferred contributions contributed during the same year to any other plan governed by Code Section 401(k) which is maintained by the Employer) may not exceed the applicable limit for such year under Code Section 402(g) (the “401(k) Limit”), as such limit is adjusted from year to year by the Internal Revenue Service. If the 401(k) Limit is exceeded under the immediately preceding sentence, then not later than April 15 of the immediately following Plan Year, the excess Pre-Tax Contributions shall be distributed to the Participating Employee, as adjusted for investment experience.

In any case in which the cumulative Pre-Tax Contributions under this Plan (when combined with all other amounts deferred pursuant to Code Section 401(k) under any other plan maintained by the Employer) and under any other plan which the Participating Employee has identified for this purpose (on such forms and in such manner as may be prescribed by the Secretary) would cause the 401(k) Limit to be exceeded in any one tax year of such Participating Employee, said Secretary may take, or cause the Employing Companies to take, such action as said Secretary, with the advice of counsel, deems appropriate to: (A) curtail such Pre-Tax Contributions so as not to exceed the 401(k) Limit in the aggregate, (B) notify the Participating Employee that such contributions have reached the 401(k) Limit; and (C) if previously elected by the Participating Employee, to cause subsequent contributions for such Participating Employee to be contributed solely in the form of Employee Basic After-Tax Contributions and Employee Supplemental After-Tax Contributions at the same aggregate contribution rate as the Participating Employee has last elected. If the 401(k) Limit is exceeded under the immediately preceding sentence, a Participating Employee may withdraw the excess amount allocated to this Plan, together with investment experience, by requesting a withdrawal no later than March 1 of the immediately following Plan Year. Distribution from the Plan shall be made no later than April 15 of such Plan Year.

5.2	Limitation on Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions

5.2.1 Actual Deferral Percentage Test

The Actual Deferral Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of:

•	the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group for the Plan Year multiplied by 1.25; or

•

the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group for the Plan Year multiplied by two, provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees in the Testing Group may not exceed the Actual Deferral Percentage for such Nonhighly Compensated Employees by more than two percentage points.

5.2.2 Actual Contribution Percentage Test

The Actual Contribution Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of

•	the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group for the Plan Year multiplied by 1.25; or

•

the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group for the Plan Year multiplied by two, provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees in the Testing Group may not exceed the Actual Contribution Percentage for such Nonhighly Compensated Employees by more than two percentage points.

5.2.3 Multiple Use Limitation

This Section 5.2.3 shall not apply with respect to Plan Years beginning after December 31, 2001.

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Limitations on Contributions

5.2.4 Avoiding Excess Contributions and Contributions

If Employee Basic or Supplementary Contributions or Employing Company Contributions are projected to exceed the limitations set forth above at any time during the Plan Year, the Committee, in a good faith effort to comply with such limitation, retains the right to reduce the rate of a Highly Compensated Employee’s Employee Basic and Supplementary Contributions or Employing Company Contributions, as the case may be. Such reduction shall be accomplished by progressively reducing the contributions of or contributions with respect to those Highly Compensated Employees with the highest deferral or contribution percentage until the limitation is met.

5.2.5 Correcting Excess Contributions and Contributions

5.2.5(a)	Distribution of Excess Contributions and Contributions

In the event the limitation set forth in Section 5.2.1 (“Actual Deferral Percentage Test”) for any Plan Year is exceeded, excess Employee Supplementary Pre-Tax Contributions shall be distributed to Highly Compensated Employees with “investment experience” (as defined in 5.2.5(c) (“Investment Experience”) below) in accordance with the regulations under Code Section 401(k), no later than the last day of the Plan Year subsequent to the Plan Year to which the excess relates. In the event the limitations set forth in Section 5.2.2 (“Actual Contribution Percentage Test”) are exceeded for a Plan Year, any excess Employee Basic and Supplementary After-Tax Contributions or Employing Company Contributions, as the case may be, shall be distributed with “investment experience” (as defined in Section 5.2.5(c) (“Investment Experience”) below), to Highly Compensated Employees in accordance with the regulations under Code Section 401(m) and this subparagraph in the following order:

•	Employee Supplementary After-Tax Contributions and

•	Employee Basic After-Tax Contributions along with Vested Employing Company Contributions attributable to such After-Tax Contributions.

Such distributions shall be made no later than the last day of the Plan Year subsequent to the Plan Year to which the excess relates.

5.2.5(b)	Forfeitures of Contributions

In the event the limitations set forth in Section 5.2.2 (“Actual Contribution Percentage Test”) are exceeded for a Plan Year, any excess Employing Company Contributions which are not Vested shall be forfeited by Highly Compensated Employees in accordance with the regulations under Code Section 401(m) along with “investment experience” on such amounts.

5.2.5(c)	Investment Experience

Investment experience in respect of any contributions or contributions shall be the income or loss for the Plan Year allocable to the account to which the contributions or contributions are made multiplied by a fraction the numerator of which is the excess contributions or contributions for the year and the denominator of which is the sum of (A) the balance in such account as of the beginning of the Plan Year and (B) the Participating Employee’s contributions or contributions to such account for the Plan Year. Solely for the Plan Year beginning January 1, 2007, in the case of the return of excess deferrals (including Roth contributions) under Section 5.1 above, investment experience shall include the gain or loss for the period after the close of the taxable year and prior to the distribution.

5.2.5(d)	Method for Determining and Correcting Excesses

With respect to Plan Years beginning on or after January 1, 1997, the amount of a Highly Compensated Employee’s excess 401(k) and 401(m) contributions shall be determined as follows: The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination

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Limitations on Contributions

requirements under Code Sections 401(k) or 401(m) and the applicable Treasury Regulations are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess 401(k) or 401(m) contributions for the Plan Year. Excess 401(k) or 401(m) contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest dollar amount of applicable contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of such contributions to that of the Highly Compensated Employee with the next-largest dollar amount of such contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

5.2.6 Definitions and Special Rules

•

The Actual Deferral Percentage for the Highly Compensated Employees and Nonhighly Compensated Employees for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

•	the amount of Employee Basic Pre-Tax Contributions and the Employee Supplementary Pre-Tax Contributions made on behalf of each such Employee in the Testing Group during such Plan Year, to

•	the Compensation of each such Employee in the Testing Group for such Plan Year.

•

The Actual Contribution Percentage for the Highly Compensated and Nonhighly Compensated Employees in the Testing Group for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

•

the amount of (1) Employee Basic After-Tax Contributions, Employee Supplementary After-Tax Contributions and Employing Company Contributions made by or on behalf of each such Employee in the Testing Group during such Plan Year, to

•	the Compensation of each such Employee in the Testing Group for such Plan Year.

•	Testing Group shall mean the group of all Eligible Employees.

•

The requirements of Section 5.2.2 (“Actual Contribution Percentage Test”) shall be applicable only in the event the Plan is amended to permit coverage of Employees whose terms and conditions of employment are not subject to a collective bargaining agreement in which case Section 5.2.2 (“Actual Contribution Percentage Test”) shall be separately applied only to such employees, and a separate test under Section 5.2.1 (“Actual Deferral Percentage Test”) shall be applied with respect to such employees.

•	With respect to Plan Years beginning on or after January 1, 1997, testing shall be performed on the basis of the current year.

•

In the event an Employer maintains another plan which together with this Plan is treated as a single plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)), all (1) Basic Pre-Tax Contributions and Supplemental Pre-Tax Contributions and other amounts taken into account in determining a Employee’s average deferral percentage made under the two plans and (2) Basic After-Tax Contributions and Supplemental After-Tax Contributions and other amounts taken into account in determining a Employee’s average contribution percentage made under the two plans, shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Code Sections 401(k) or 401(m), such plans shall be treated as a single plan for purposes of satisfying Code Sections 401(a)(4) and 410(b). In determining the average deferral percentage of a Highly Compensated Employee, all cash or deferred arrangements in which such a Highly Compensated Employee is eligible to participate shall be treated as a single arrangement.

•

To the extent required by Treasury Regulation § 54.4975-11(e), the requirements of Sections 5.2.1 (“Actual Contribution Percentage Test”) and 5.2.2 (“Actual Deferral Percentage Test”) shall be applied separately with respect to the portion of the Plan that is intended to be an employee stock ownership plan.

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Limitations on Contributions

5.3	Limitation on Annual Additions

5.3.1 General

The total of the Annual Additions (defined in Section 5.3.2 (“Definition of Annual Additions”) below) made with respect to any Participating Employee to qualified defined contribution plans of the Employer for any limitation year, except to the extent permitted under Section 4.7 and Section 414(v) of the Code, if applicable, shall not exceed the lesser of

(i)	$40,000 (or such other amount as is provided under Code Section 415(c)(1)(A)), as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)	100 percent (or such other percentage as is provided under Code Section 415(c)(1)(B)) of the Participating Employee’s Compensation (as defined for purposes of Section 5.3) for the limitation year.

The Compensation limit referred to above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

5.3.2 Definition of Annual Additions

The Annual Additions for a Plan Year shall be equal to the sum of the:

•

employer contributions (including excess contributions, excess aggregate contributions and excess deferrals other than excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3));

•	employee contributions; and

•	forfeitures.

For purposes of the limitations under Section 5.3.1(ii) above, the term Annual Additions shall also include amounts allocated to an individual medical account, as defined in Code Section 415(l) which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account (within the meaning of Code Section 419A(d)) of a key employee (as defined in Code Section  416(i)).

5.3.3 Participants in Defined Benefit and Defined Contribution Plans

This Section 5.3.3 shall cease to apply for Plan Years beginning on or after January 1, 2000.

5.3.4 Limiting Annual Additions

If the limitations set forth in this section would be exceeded with respect to any Participating Employee, the contributions on behalf of such Participating Employee under the Plan shall be reduced in the following order but only to the extent necessary to meet the limitations: (i) Employee Supplementary After-Tax Contributions, (ii) Employee Supplementary Pre-Tax Contributions, (iii) Employee Basic After-Tax Contributions and (iv) Employee Basic Pre-Tax Contributions.

5.3.5 Correcting Excess Annual Additions Under Certain Circumstances

Notwithstanding the foregoing, if due to (i) the allocation of forfeitures, (ii) a reasonable error in determining a Participating Employee’s Compensation, (iii) a reasonable error in determining the amount of Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions that may be made under this section or (iv) any other reason acceptable to the Internal Revenue Service, the Annual Additions hereunder exceed the applicable limitations, then the Employee Supplementary and Basic Contributions and any income or loss attributable thereto of the Participating Employee shall be distributed or returned in the manner described in Section 5.3.4 (“Limiting Annual Additions”). If after such distribution or return the Annual Additions with respect to the Participating Employee for the Plan Year still exceed the limitations set forth in this section, then the excess Annual Additions shall be held

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Limitations on Contributions

unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participating Employees entitled to allocation of contributions, but only to the extent that such allocation or reallocation would not cause the Annual Additions to such Participating Employees to violate the limitations of Code Section 415 for such Plan Year. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated or reallocated before any contributions which would constitute Annual Additions may be made to the Plan for the Plan Year (and succeeding Plan Years, as necessary) in accordance with the rules set forth in Treasury Regulation Section 1.415-6(b)(6)(i). If a suspense account is in effect, it shall not share in investment gains or losses. In the event the Plan is terminated, suspense accounts shall revert to the Employer to the extent such accounts may not then be allocated on behalf of any remaining Participating Employees.

5.3.6 Incorporation by Reference

Notwithstanding anything to the contrary contained herein, the determination of whether the Plan satisfies the requirements of this Section 5.3 with respect to a Participating Employee shall be made in accordance with Code Section 415 and the regulations thereunder, the provisions of which are incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.

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6. ROLLOVERS AND TRANSFERS

6.1	Rollover Contributions from Other Qualified Plans and IRAs

The Trustee is authorized to accept from any Participating Employee as a rollover contribution all or any portion of the entire amount in cash received by the Participating Employee and which is in excess of his own after-tax contributions under (i) another employees’ trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), (ii) the Participating Employee’s individual retirement account (as such term is defined in Code Section 408(a)) or (iii) the Participating Employee’s individual retirement annuity (as such term is defined in Code Section 408(b)); provided, however, that such amount is attributable to an eligible rollover distribution (as such term is defined in Code Section 402(c)(4)); and provided further that such rollover contribution is either a direct transfer from another plan qualified under Code Section 401(a) or received on or before the 60th day immediately following the date the Participating Employee received such distribution from a qualified plan or conduit individual retirement account. The fair market value of amounts accepted as rollover contributions shall be credited to the Employee Rollover Account. For purposes of this Plan, such amounts shall be part of the Participating Employee’s separate account and shall be deemed to be Employee Supplementary Pre-Tax Contributions, but shall not be considered in applying the limitations on contributions in Section 5 (“Limitations on Contributions”) herein. A Participating Employee must complete and sign the Plan’s rollover request form and provide such evidence supporting the satisfaction of the provisions hereof as is requested by the Committee. In addition, to the extent, and subject to such timing or other restrictions, as may be agreed between Verizon or one or more Employing Companies and the collective bargaining agent representing a former Eligible Employee, the former Eligible Employee may roll over to the Plan, if he otherwise satisfies the conditions of this Section, an eligible rollover distribution that he receives from a defined benefit pension plan maintained by a Verizon Company.

6.2	Transfers

6.2.1 Participants in Interchange Plan — Same Investments

With respect to an Eligible Employee who was a participant in an Interchange Company Savings Plan, if (i) the Interchange Agreement (or an interchange agreement with Bellcore) provides that the Plan shall recognize service with the Interchange Company maintaining such plan, and (ii) each of the types of investment available under Section 7 (“Investment Directions”), other than Verizon Shares, is the same as each of the types of investment available under such Interchange Company Savings Plan, other than (A) a fund consisting of the shares of the company which maintains such plan, or (B) a fund consisting of the shares of the companies which own the company which maintains such plan, then the Value of the Units in the employee’s account in such Interchange Company Savings Plan shall be transferred to the employee’s Account in the Plan. The Value of such Units which represents investment in each type of investment in such Interchange Company Savings Plan shall continue to be invested in the same type of investment in the Plan, except that the Value of such Units which represents investment (i) in a fund consisting of the shares of the company which maintains such Interchange Company Savings Plan, or (ii) in a fund consisting of the shares of the companies which own the company which maintains the Interchange Company Savings Plan, shall be invested in Verizon Shares under the Plan. The Value of the Units so transferred to the employee’s Account in the Plan with respect to each Plan Year shall be the same as the Value of the Units credited to the employee’s account in the Interchange Company Savings Plan with respect to each such Plan Year immediately prior to the transfer of the account.

6.2.2 Participants in Interchange Plan — Different Investments

With respect to an Eligible Employee who was a participant in an Interchange Company Savings Plan, if (i) the Interchange Agreement (or an interchange agreement with Bellcore) provides that the Plan shall recognize service with the Interchange Company maintaining such plan, but (ii) each of the types of investment available under Section 7 (“Investment Directions”), other than Verizon Shares, is not the same as each of the types of investment available under the Interchange Company Savings Plan, other than (A) a fund consisting of the shares of the company which maintains such plan or (B) a fund consisting of the shares of the companies which own the company which maintains such Interchange Company Savings Plan, then such Eligible Employee may elect under the provisions of such plan and under the provisions of this Section 6.2.2, within 3 months of the effective date of the Eligible Employee’s transfer to an

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Rollovers and Transfers

Employing Company from the Interchange Company maintaining such plan, to have the Value of the Units in the employee’s account in the Interchange Company Savings Plan transferred to such employee’s Account in the Plan for investment in any of the ways authorized under Section 7 (“Investment Directions”). The Value of the Units so transferred to the employee’s Account in the Plan with respect to each Plan Year shall be the same as the Value of the Units credited to the Employee’s account in the Interchange Company Savings Plan with respect to each such Plan Year immediately prior to the transfer of the account.

6.2.3 Participants in Verizon’s Bell Atlantic Savings Plan for Salaried Employees

An Eligible Employee who was a participant in Verizon’s Bell Atlantic Savings Plan for Salaried Employees may elect under the provisions of such plan and under the provisions of this Section 6.2.3 to have the Value of the Units in the Employee’s account in Verizon’s Bell Atlantic Savings Plan for Salaried Employees (other than Units attributable to the ESOP Employing Company Matching Allocation Account and amounts transferred to such plan from the PAYSOP) transferred to his or her Account in the Plan, for investment in any of the ways authorized under Section 7 (“Investment Directions”).

6.2.4 Participants in Bellcore Qualified Savings Plan

With respect to an Eligible Employee who was a participant in a Qualified Savings Plan maintained by Bellcore, if service with Bellcore is not recognized by the Plan by reason of the Interchange Agreement (or an interchange agreement with Bellcore), then the Employee may elect under the provisions of such plan and under the provisions of this Section 6.2, within 6 months of the effective date of transfer to an Employing Company from Bellcore, to have the Value of the Units in the Employee’s account in such Qualified Savings Plan transferred to his or her Account in the Plan for investment in any of the ways authorized in Section 7 (“Investment Directions”). The Value of the Units so transferred to the Employee’s Account in the Plan with respect to each Plan Year shall be the same as the Value of the Units credited to the Employee’s account in the Qualified Savings Plan with respect to each such Plan Year immediately prior to the transfer of the Account. Notwithstanding the foregoing, if the Eligible Employee has a loan from his or her account under the Qualified Savings Plan, such account may not be transferred pursuant to this Section 6.2.

6.2.5 Other Trust-to-Trust Transfers to this Plan

The Committee may, in its discretion, elect to instruct the Trustee to accept one or more direct trustee-to-trustee transfers (including elective transfers) from a qualified plan maintained by another employer provided that the conditions of Section 18.3 are satisfied with respect to such transfer. If assets are transferred from another plan, the Trustee shall accept an amount equal to the value of the transferred account from the trustee of such other plan as soon as practicable after such value has been determined. Amounts transferred to this Plan from other plans shall be credited to the account hereunder which the Committee determines to be most similar to the account under the transferor plan. In the case of any such direct trustee-to-trustee transfer, the transfer shall be administered in an appropriate manner as may be established by the Committee.

6.2.6 Treatment of Transferred Amounts

6.2.6(a)	Protected Benefits

Notwithstanding any other provisions of this Plan, if another qualified plan is merged into the Plan or the assets of another qualified plan are transferred in a trust (or group annuity contract)-to-trust transfer to this Plan, the merged or transferred assets (and earnings thereon) shall remain subject to any protected forms of benefit distribution to which they were subject immediately prior to the merger or transfer to the extent required to comply with the requirements of section 411(d)(6) of the Code.

6.2.6(b)	Distribution Restrictions

Any such merged or transferred amounts that are subject to the distribution limitations of Code section 401(k)(2)(B) may not be distributed or withdrawn earlier than as permitted under Code

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Rollovers and Transfers

section 401(k)(2)(B). With respect to any such amounts transferred from a defined benefit or money purchase pension plan, (i) any optional form of benefit under the Plan that permits a distribution prior to a Participating Employee’s retirement, death, disability, or severance from employment and prior to Plan termination shall not be available with respect to such transferred assets (including earnings thereon), other than any portion of those assets that are separately accounted for and that are attributable to after-tax employee contributions or direct or indirect rollover contributions, and (ii) such amounts shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417 shall continue to apply to such amounts in accordance with Section 10.1.8.

6.2.6(c)	Transferred Roth Contributions

This subsection is intended to implement applicable requirements with respect to any Roth contributions (including Roth catch-up contributions) and related earnings that qualify under Code section 402A and that are transferred to this Plan. This subsection does not permit and shall not be construed to permit elective contributions directly to the Plan on a Roth basis; such contributions shall be permitted only to the extent provided in Section 29. This subsection is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) applicable to such contributions and is to be construed in accordance therewith. Except as specifically stated otherwise, Roth contributions will be treated as elective 401(k) contributions for all purposes under the Plan.

Transferred Roth contributions and the earnings thereon shall be allocated to a separate account maintained for such contributions. Additional transfers and withdrawals of Roth contributions will be credited and debited to the Roth contributions sub-account maintained for each Participating Employee within the Participating Employee’s Account. The Plan will maintain a record of the amount of Roth contributions in each such sub-account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participating Employee’s Roth contributions sub-account and the Participating Employee’s other sub-accounts within the Participating Employee’s Account under the Plan. No amounts other than Roth contributions and properly attributable earnings will be credited to a Participating Employee’s Roth contributions sub-account.

A direct rollover of a distribution from a Roth contributions sub-account under the Plan will only be made to another Roth contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). Eligible rollover distributions from a Participating Employee’s Roth contributions sub-account are taken into account in determining whether the total amount of the Participating Employee’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

For purposes of Section 10.5.2, Roth contributions shall be withdrawn after Basic Pre-Tax Contributions and after Supplementary Pre-Tax Contributions. Effective January 1, 2010 for purposes of Section 10.5.2, Roth contributions shall be withdrawn in accordance with Section 29.6.

6.2.6(d)	Vesting

Notwithstanding anything herein to the contrary, the vesting percentage of any amounts transferred to the Plan shall not be reduced in connection with such transfer. Accordingly, amounts that were fully vested prior to such transfer shall remain fully vested thereafter. If a vesting schedule applicable to transferred amounts prior to the transfer is more favorable than the applicable vesting schedule under Section 9, the more favorable vesting schedule shall continue to apply after the transfer. Service credited under the plan from which assets are transferred shall be credited under this Plan to the extent required by Code section 414(a)(1).

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7. INVESTMENT DIRECTIONS

7.1	Investment Funds

7.1.1 Investing Contributions

Each Participating Employee shall direct that the Employee Basic Contribution and Employee Supplementary Contribution be invested, in increments of 1%, in any of the Funds available from time to time.

Subject to the investment objectives of each respective fund and to guidelines provided by the chief financial officer of Verizon, the Trustee and Investment Managers of the various funds may invest a portion of the assets of the funds in derivatives to adjust portfolio duration or as interest rate or foreign currency hedges, or for such other purposes that are consistent with such respective guidelines and objectives as the chief financial officer of Verizon may determine.

7.1.2 Employing Company Contributions

Except as otherwise provided herein, Employing Company Contributions to the Plan made on behalf of a Participating Employee shall be invested only in Verizon Shares.

•	Rules for Participating Employees other than those represented by the IBEW bargaining units specified below.

•

Effective November 1, 1999, any Participating Employee described in this subparagraph who has attained age 55 and completed One Year of Service shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of the number of Verizon Shares credited to his Employing Company Contribution Account be transferred in 1% increments among the other investments referred to in Section 7.1.1 (“Investing Contributions”) in the manner described in Section 7.3.2 (“Current Account Balance”). Effective November 1, 1999 any Participating Employee who has attained age 50 and completed at least One Year of Service shall be permitted to direct once during any Plan Year, by giving an Approval Form of Timely Prior Notice, that up to 50% of the number of the Verizon Shares credited to his Employing Company Contribution Account be transferred in 1% increments among the other investment funds referred to in Section 7.1.1 (“Investing Contributions”). The number of Verizon Shares which may be transferred under the immediately preceding sentence on any Valuation Date shall be determined under the following formula: %(A+D)-D, where % is the percentage elected by the Participating Employee which is 1% to 50% (in 1% increments); A is the number of Verizon Shares allocated to his Employing Company Contribution Account on such Valuation Date; and D is the number of Verizon Shares previously transferred under this Section 7.1.2. No more than one election under this Section 7.1.2 shall be allowed during any Plan Year prior to attaining age 55.

•	Rules for Participating Employees represented by the IBEW bargaining units specified below.

•

Effective July 1, 2002, any Participating Employee described in this subparagraph who has attained age 55 and completed One Year of Service shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of the number of Verizon Shares credited to his Employing Company Contribution Account be transferred in 1% increments among the other investments referred to in Section 7.1.1 (“Investing Contributions”) in the manner described in Section 7.3.2 (“Current Account Balance”). Effective July 1, 2002, any Participating Employee who has attained age 50 and completed at least One Year of Service shall be permitted to direct once during any Plan Year, by giving an Approval Form of Timely Prior Notice, that up to 50% of the number of the Verizon Shares credited to his Employing Company Contribution Account be transferred in 1% increments among the other investment funds referred to in Section 7.1.1 (“Investing Contributions”). The number of Verizon Shares which may be transferred under the immediately preceding sentence on any Valuation Date shall be determined under the following formula: %(A+D)-D, where % is the percentage elected by the Participating Employee which is 1% to 50% (in 1% increments); A is the number of Verizon Shares allocated to his Employing Company Contribution Account on such Valuation Date; and D is the number of Verizon Shares previously transferred under this Section 7.1.2. No more than one election under this Section 7.1.2 shall be allowed during any Plan Year prior to attaining age 55.

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Investment Directions

•	The IBEW bargaining units referred to above are Locals 2222, 2313, 2320, 2321, 2322, 2323, 2324, 2325, 2326, and 2327.

•

A Participating Employee shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of the portion of the Verizon Shares Fund attributable to contributions to his Employing Company Contribution Account before January 1, 2007 be transferred in 1% increments among the other investments referred to in Section 7.1.1 (“Investing Contributions ”) in the manner described in Section 7.3.2 (“Current Account Balance”).

•

A Participating Employee who has completed three years of service (as defined by Code section 401(a)(35)(G)(vi)) shall be permitted to direct, by giving an Approved Form of Timely Prior Notice, that up to 100% of the portion of the Verizon Shares Fund attributable to contributions to his Employing Company Contribution Account on or after January 1, 2007 be transferred in 1% increments among the other investments referred to in Section 7.1.1 (“Investing Contributions ”) in the manner described in Section 7.3.2 (“Current Account Balance”).

7.2	Investment of Fund Earnings

The “Income” of an investment fund shall be reinvested in such fund. All valuations hereunder shall be based on the Value of the assets in the Trust Fund on the Valuation Date. “Income” shall mean the net gain or loss of each investment fund maintained under the Plan, from investments, as reflected by interest, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses incurred by any investment fund. In determining “Income” for any period, assets shall be valued on the basis of their Value. In addition, the “Income” received by the Trustee with respect to any investment fund shall be reinvested in the investment fund from which such distributions were received.

7.3	Change in Investment Direction

Any investment direction given by a Participating Employee shall continue in effect until changed by the Employee. A Participating Employee may make the following changes by giving the Approved Form of Timely Prior Notice:

7.3.1 Future Contributions

A Participating Employee on any day may change investment direction as to future contributions by giving an Approved Form of Timely Prior Notice directing that his future contributions be invested, in 1%, increments, in one or more of the other investment funds. Any such change shall become effective as soon as administratively possible with respect to future contributions.

7.3.2 Current Account Balance

A Participating Employee on any Valuation Date may direct that up to 100% of the Value of his Units derived from the Employee’s Employee Basic Contributions and Employee Supplementary Contributions credited to such Employee’s Account be transferred, in 1% increments, among the investment funds available under the Plan, by giving an Approved Form of Timely Prior Notice directing that the Value of such Units be invested in one or more of the other investment funds; provided, however, that in any case where the notice is received after 4:00 p.m. (effective June 23, 1999, 12 noon or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Units shall be valued as of the close of business on the next Valuation Date. Except as provided by the Committee in a written communication to the Participating Employees, no transfers are permitted from the Conservative Strategy Portfolio to the Institutional Government Money Market Portfolio, and any Participating Employee who has transferred an amount from the Conservative Strategy Portfolio to any other fund may not for a period of 90 days from the effective date of such transfer direct that any of that amount be transferred into the Institutional Government Money Market Portfolio.

7.4	Certain Limitations and Restrictions

Transfers and any other account activity may be restricted or refused (i) if the fund receives or anticipates simultaneous orders affecting significant portions of the fund’s assets, (ii) if a proper fund valuation is unavailable, (iii) during times of drastic economic or market changes, (iv) if there is an imbalance in orders or, (v) for any other reason, including natural disasters.

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8. MAINTENANCE AND VALUATION OF EMPLOYEES’ ACCOUNTS

8.1	Maintenance of Separate Accounts

There shall be established for each Participating Employee a separate Account, which shall reflect all payroll contributions by such Employee and all related amounts contributed by the Employing Company and the investment thereof. Any contributions from a Participating Employee’s Compensation made prior to January 1, 1988 shall be deemed Employee Basic After-Tax Contributions and, if in excess of the maximum Employee Basic After-Tax Contributions, Employee Supplementary After-Tax Contributions. Contributions from pay made at any time which are transferred from an Interchange Company Savings Plan shall be deemed Employee Basic After-Tax Contributions and, if in excess of the maximum Employee Basic After-Tax Contributions, Employee Supplementary After-Tax Contributions, unless they were contributed under a “qualified cash or deferred arrangement” as defined in Code Section 401(k), in which case, to such extent, such contributions shall be deemed Employee Basic Pre-Tax Contributions and, if they were in excess of the maximum Employee Basic Pre-Tax Contributions, Employee Supplementary Pre-Tax Contributions. Each Participating Employee shall be furnished a statement of account at least annually or more frequently in accordance with uniform rules for providing such statements established by the Committee. Such a statement shall be considered to reflect accurately the status of a Participating Employee’s Account for all purposes under the Plan, unless the employee reports a discrepancy to the Benefit Administrator within 30 days after receipt of the statement. No adjustments shall be made to a Participating Employee’s Account for any discrepancy in the statement which is reported more than 30 days after receipt of the statement.

8.2	Valuation of Accounts

The interest of a Participating Employee in each investment fund, and in amounts allocated pursuant to Section 4 (“Contributions”), shall be valued and credited to the Accounts of such Participating Employee as follows:

8.2.1 Income

The Income of a Fund shall be allocated as of each Valuation Date to the Accounts of Participating Employees who then have Account balances invested in the Fund, in proportion to the balances in such Accounts immediately after the preceding Valuation Date, but before reducing each such Account by any distributions, withdrawals or transfers from such Account during the interim period and before increasing each such Account by contributions and by any transfers to such Account from another Account in the Plan. All valuations hereunder shall be based on the Value of the assets in the Trust Fund on the Valuation Date.

Except to the extent that dividends under the Verizon Shares Fund are withdrawn pursuant to Section 10.7 (“Withdrawal of Dividends”), Income on each investment fund shall be reinvested in the same investment fund.

8.2.2 Employee Pre-Tax Contributions and Employing Company Contributions

Employee Basic Pre-Tax Contributions or Employee Supplementary Pre-Tax Contributions to the Plan shall be allocated to the Participating Employee’s respective Employee Basic Pre-Tax Contributions Account or Employee Supplementary Pre-Tax Contributions Account as of the Valuation Date on which the Trustee credits the contributions to the Participating Employee’s Account, which date shall be no later than the last Valuation Date of the month following the month in which such amounts were actually contributed to the Plan.

As of the Valuation Date on which a Participating Employee’s Account is credited with Employee Basic Contributions, there shall be allocated to the Participating Employee’s Employing Company Contribution Account the amount of the Employing Company Contribution as determined under Section 4.5 (“Employing Company Contributions”). Such contributions shall be allocated to the Participating Employee’s account effective as of the Valuation Date coinciding with the date as of which such contributions were made.

8.2.3 After-Tax Contributions

After-Tax Contributions shall be allocated to the Participating Employee’s Basic After-Tax Contributions Account or Supplementary After-Tax Contributions Account, whichever is applicable, effective as of the

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Maintenance and Valuation of Employees’ Accounts

Valuation Date on which the Trustee credits the contributions to the Participating Employee’s Account, which date shall be no later than the last Valuation Date of the month following the month in which such amounts were actually contributed to the Plan.

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9. VESTING

9.1	Vesting in Employee Basic Contributions and Employee Supplementary Contributions

A Participating Employee shall be Vested in his accrued benefit derived from Employee Basic Contributions and Employee Supplementary Contributions at all times.

9.2	Vesting in Employing Company Contributions

9.2.1 At Normal Retirement Age

A Participating Employee shall be Vested in his accrued benefit derived from Employing Company Contributions upon attaining Normal Retirement Age.

9.2.2 Prior to Normal Retirement Age

Subject to the provisions of Section 9.2.1 (“At Normal Retirement Age”) above, a Participating Employee shall be Vested in his Employing Company Contributions Accounts when he completes three Years of Service; provided, however, that dividends that are reinvested in the Plan at the election of a Participating Employee in accordance with Section 10.7 shall be Vested upon reinvestment.

9.2.3 Breaks in Service

If a Participating Employee has five consecutive One Year Breaks in Service, Years of Service after such five-year period shall not be taken into account for purposes of determining the Vested portion of his accrued benefit derived from Employing Company Contributions which accrued before such five-year period. If a Participating Employee incurs a One Year Break in Service, Years of Service before the One Year Break in Service shall be taken into account for Vesting purposes only if such Participating Employee had: (i) an Employee Basic Pre-Tax Contribution Account or an Employee Supplementary Pre-Tax Contribution Account; (ii) a Vested interest in his Employing Company Contributions prior to incurring a One Year Break in Service; (iii) Non-Vested Amounts in his Account and the number of such Participating Employee’s consecutive One Year Breaks in Service is less than the greater of five or the number of his Years of Service prior to such a break in service as determined under Code Section 411(a)(6); or (iv) previously received a distribution of amounts described in (i) and/or (ii) above.

9.2.4 Crediting of Pre-Break Service

In a case in which pre-break service is credited under the terms of Section 9.2.3 (“Breaks in Service”) for an Employee who has incurred fewer than five consecutive One-Year Breaks-in-Service, the Plan shall retroactively credit the additional Years of Service which accrue after the Break in Service for purposes of determining whether any pre-break Non-Vested Amount of the Account balance shall be vested. The foregoing sentence notwithstanding, any Non-Vested Amount which may have been forfeited shall not be reinstated to an Account unless the Participating Employee makes a restoral payment in accordance with Section 10.6 (“Restoration of Forfeited Amounts”). If an Employee does not complete an Hour of Service prior to incurring five consecutive One-Year Breaks-in-Service, his Years of Service earned after his Breaks-in-Service shall not be applied to increase his vested interest in his pre-break Account balance and previously forfeited Non-Vested Amounts shall not be restored under any circumstances.

9.2.5 Years of Service With Certain Companies

For purposes of determining a Participating Employee’s Vested benefits, years of service with Bellcore, an Interchange Company, or a Portability Company shall be recognized if the Interchange Agreement, the Mandatory Portability Agreement, Section 559 of the Tax Reform Act of 1984, or an interchange agreement with Bellcore requires that the Plan recognize such employee’s service with such company for vesting purposes. In addition, in the case of any Participating Employee who is an Employee on or after August 8, 1998, Years of Service shall also include service with Bell Atlantic Companies prior to August 14, 1997 to the extent such service would have been recognized under this Plan had it been with NYNEX Corporation.

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Vesting

9.2.6 Transition Rule

With respect to a Participating Employee who has one Hour of Service on or after January 1, 1989 and who has Non-Vested Amounts in his Account, such employee shall be Vested in the Employing Company Contributions that were contributed to his Account under the Plan prior to January 1, 1989, if any, to the same extent that he or she would have been Vested in such amounts under the vesting rules in effect under the Plan as of December 31, 1988, if this would be more favorable to the Employee.

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10. DISTRIBUTION AND WITHDRAWAL

10.1	Distribution on Termination of Employment

10.1.1 Single Payment on Retirement or Other Termination of Employment Except Death or Transfer

10.1.1(a)	Distribution

In the case of retirement of a Participating Employee or termination of employment for any reason other than death or transfer to Bellcore (see Section 15 (“Transfer of Employment to Entities Other Than an Employing Company”)) or transfer to an Interchange Company if the Interchange Agreement provides that the Interchange Company Savings Plan maintained by such company shall recognize the Participating Employee’s service with the Employing Company (see Section 15 (“Transfer of Employment to Entities Other Than an Employing Company”)), a single-sum distribution shall be made as soon as practicable as set forth in this paragraph (a), provided, however, that if the value of the Vested interest in the Participating Employee’s Account exceeds $3,500, no distribution may be made to such Participating Employee hereunder prior to Normal Retirement Age without the consent of the Participating Employee which would cause the Participating Employee’s accrued benefit not to be treated as nonforfeitable under the provisions of Code Section 411(a)(11) and applicable regulations. A single-sum distribution will be made of all of the Units in the Participating Employee’s Account as of the date on which employment is terminated, except as otherwise expressly provided in this Section 10.1. In the case of resignation or dismissal, or termination of employment at the end of a leave of absence, distribution will be made of all the Units in the employee’s Account as of the end of the month in which employment is terminated except Units representing Non-Vested Amounts in the Employee’s Account, which shall be forfeited. Notwithstanding the preceding sentence, distribution will be made of all the Units in an employee’s Account, without forfeiture, in case of termination of employment of an employee who (A) is entitled to Retire on an immediate pension, (B) terminates employment because of disability, (C) terminates employment at or after the Normal Retirement Age, with or without a pension, (D) terminates employment pursuant to the provisions of the Income Protection Plan or the Separation Pay Plan or in accordance with an Employing Company’s practices with respect to technological displacement or (E) terminates employment with an Employing Company on or after January 1, 1985, is employed by an Interchange Company within 30 days of such termination of employment and Section 559 of the Tax Reform Act of 1984 requires that the Portability Company recognize such Employee’s service with the Employing Company. In case of retirement or other termination of employment, the distribution shall be made as soon as practicable after the Participating Employee terminates service, unless distribution is deferred pursuant to Section 10.1.5 (“Deferral of Commencement of Payments”). In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this paragraph (a), if the Participating Employee does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participating Employee in a direct rollover or to receive the distribution directly in accordance with this Section, then the Benefit Administrator will direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

10.1.1(b)	Consent to Distribution

Effective for distributions made on or after January 1, 1994, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

•

the Committee clearly informs the Participating Employee that the Participating Employee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

•	the Participating Employee, after receiving the notice, affirmatively elects a distribution.

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Distribution and Withdrawal

10.1.1(c)	Forfeitures

In the case of a Participating Employee who terminates employment, any Non-Vested Amounts in such participant’s Account shall be forfeited on the earlier of: (A) the date on which he receives a distribution of his entire vested Account balance which is less than one hundred percent (100%), or (B) the date on which he incurs five (5) consecutive One-Year Breaks in Service.

10.1.2 Election of Installment

10.1.2(a)	Election

Effective July 1, 1998, a Participating Employee who has a Vested interest in his Account greater than $3,500 may elect, instead of a single payment as provided in paragraph (a), to receive payment in as many as 20 annual installments; provided that, in accordance with the provisions of Section 10.3 (“Required Distributions”), the number of annual installments elected may not extend beyond the life expectancy of the Employee. The installments shall consist of an approximately equal number of Units each year, payable as of the date provided for distribution in this Section 10.1 and as of the same date in each year thereafter until payment of all such installments is made. Such an election shall be made on an Approved Form of Timely Prior Notice. For purposes of this section, an election to receive installment payments made by a participant under the comparable provisions of the Predecessor Plan shall be considered as an election to receive installments under this Plan.

10.1.2(b)	Revocation

A Participating Employee who has elected to receive installment payments may revoke such election by giving an Approved Form of Timely Prior Notice, and upon such revocation the Units remaining in his Account on such Valuation Date shall be distributed to the Participating Employee in a single payment.

10.1.2(c)	Death While Receiving Installments

If an Employee dies before receiving all installments under this Section 10.1.2, all Units remaining at death shall be distributed pursuant to Section 10.1.7 (“Death”).

10.1.2(d)	Reemployment

If an Employee elects under the provisions of this Section 10.1.2 or if under the comparable provisions of the Predecessor Plan an Employee elected to receive installment payments and is thereafter reemployed before receiving all such installments, the installment payments will continue during the period of reemployment with respect to the Units in the Employee’s Account immediately prior to the period of reemployment unless the Employee elects to discontinue installments. Any Units credited to the Employee’s Account during the period of reemployment shall be distributed after the subsequent termination of employment, as provided in this Section 10.1 (“Distribution on Termination of Employment”). If after the subsequent termination of employment, there remain any number of installment payments with respect to Units in the Employee’s Account prior to the period of reemployment, an election under this Section 10.1.2 with respect to Units credited during the period of reemployment must be for that same number of installments. For the purpose of this Section 10.1.2, the effect of reemployment on a prior election to receive installments shall apply only if the prior election was made in connection with an Employee’s retirement or termination of employment from an Employing Company.

10.1.3 Election of Substantially Equal Payments Over Life Expectancy

Effective July 1, 1998, a Participating Employee may elect, instead of a single payment as provided in paragraph (a), to receive payment in monthly or annual installments over a period equal to the life expectancy of the Participating Employee (determined as of December 31 of the year preceding the year in which the installment payment is made). The installments shall consist of an approximately equal number of Units each year or month, as applicable, payable as of the date provided for distribution in Section 10.1.1 (“Single Payment on Retirement or Other Termination of Employment Except Death or Transfer”) and as of the same date in each year or month, as applicable, thereafter until payment of all such installments is

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made. Such an election shall be made on an Approved Form of Timely Prior Notice which may be delivered to the Benefit Administrator at any time within the ninety-day period prior to the benefit commencement date elected by the Participating Employee. The provisions in Section 10.1.2 (“Election of Installment”) regarding revocation, death while receiving installments and reemployment shall also apply to an election to receive installments over the life expectancy of a Participating Employee as described in this Section 10.1.3.

10.1.4 Election of Annuity

Effective July 1, 1998, a Participating Employee who has a Vested interest in his Account greater than $3,500 may elect, instead of a single payment as provided in Section 10.1.1 (“Single Payment on Retirement or Other Termination of Employment Except Death or Transfer”), to have the Value of all Units invested in the Income Fund which would otherwise be distributed in cash applied directly to the purchase by the Trustee of an annuity contract in the name of the Employee from an insurance carrier or carriers selected by the Committee, which annuity contract is not contingent upon the survival of the Employee or the Employee’s spouse; provided that in accordance with the provisions of Section 10.3 (“Required Distributions”), the annuity contract may not provide for annuity payments extending beyond the life expectancy of the Employee. Such election shall be made on an Approved Form of Timely Prior Notice.

10.1.5 Deferral of Commencement of Payments

In the case of a Participating Employee with a vested balance greater than $3,500 who does not consent to a distribution of an Account as provided in Section 10.1.1 (“Single Payment on Retirement or Other Termination of Employment Except Death or Transfer”), Section 10.1.2 (“Election of Installment”), Section 10.1.3 (“Election of Substantially Equal Payments Over Life Expectancy”), and Section 10.1.4 (“Election of Annuity”) above, then: (1) all of the Vested interest shall remain in the Plan until April 1 of the year following the year in which occurs the later of: the date such person attains age 70 1/2; or the date such person ceases to be an Employee, and (2) the distribution of such Vested interest shall be paid in a lump sum or a form of distribution permitted under Section 10.1.2 (“Election of Installment”), Section 10.1.3 (“Election of Substantially Equal Payments Over Life Expectancy”),or Section 10.1.4 (“Election of Annuity”), as soon as practicable thereafter. No distributions, whether on account of hardship or otherwise, shall be permitted before such date; provided, however, that a Participating Employee who has elected or is deemed to have elected to defer distribution may thereafter elect to receive distribution prior to such April 1 in the manner described in Section 10.1.1 (“Single Payment on Retirement or Other Termination of Employment Except Death or Transfer”), Section 10.1.2 (“Election of Installment”), Section 10.1.3 (“Election of Substantially Equal Payments Over Life Expectancy”), and Section 10.1.4 (“Election of Annuity”) above by giving an Approved Form of Timely Prior Notice.

10.1.6 Partial Distributions

In the case of retirement of a Participating Employee or termination of employment because of disability after becoming retirement eligible, such Employee may elect once per Plan Year to make a withdrawal effective as of any Valuation Date, by giving an Approved Form of Timely Prior Notice specifying the amount the Employee elects to withdraw. Such notice shall further designate whether the withdrawal shall be in cash and/or in Verizon Shares. Any withdrawal shall be in a multiple of $50. Payment shall be made as soon as practicable after the Valuation Date designated in such election. Withdrawals shall be made in the order specified in Section 10.5.1 (“Hierarchy of Withdrawals”) until all such amounts have been exhausted. Thereafter, the withdrawal shall be made from the Employee Supplementary Pre-Tax Contribution Account until exhausted, and then from the Employee Basic pre-Tax Contribution Account.

10.1.7 Death

In the case of death of a Participating Employee, all of the Units in the employee’s Account as of the end of the month in which death occurred will be distributed pursuant to this Section 10.1.7.

10.1.7(a)	Form of Payments

A Participating Employee may elect that the distribution of the amount in the Employee’s Account shall be made in a single payment or in two annual installments consisting of approximately an

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equal number of Units each year. An election for two annual installments must be made with the consent of the Employee’s spouse in the manner described below, unless it is established to the satisfaction of the Committee that such consent may not be obtained. An election or change of election shall be on an Approved Form of Timely Prior Notice. The amount in the Employee’s Account distributable upon death and not covered by such an election shall be distributed as a single payment. The single payment, or the first of two installments, shall be paid as soon as practicable after death and the second installment, if applicable, shall be made as of the same date the following year. If the Beneficiary, as designated in the manner set forth herein, should die after the Employee but before all or any payments or installments have been paid, a single payment will be made to such Beneficiary’s estate.

Effective for Participating Employees who die on or after July 1, 1998, if the spouse of the Participating Employee is designated as Beneficiary, the surviving spouse Beneficiary shall have the right to defer distribution until required under Code Section 401(a)(9) and the regulations promulgated thereunder. Such spouse Beneficiary also shall have the right to direct investments under Section 7 (“Investment Directions”) and to elect a method of distribution under Section 10.1 (“Distribution on Termination of Employment”) subject, however, to Section 10.3 (“Required Distributions”).

10.1.7(b)	Designation of Beneficiary

A Participating Employee may at any time make an election in which he designates a Beneficiary or Beneficiaries to receive all or part of the amount in the Employee’s Account in case of death, and replace or revoke such election; provided, however, that the Beneficiary shall be the Participating Employee’s surviving spouse, if any, unless: (A)(1) the spouse of the Employee consents in writing to such election, (2) such election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or consent of the spouse expressly permits designations by the Employee without any requirement of further consent by the spouse), and (3) the spouse’s consent acknowledges the effect of such election and is witnessed by a notary public; or (B) it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as prescribed by regulations issued under Code Section 417. A designation or revocation shall be on an Approved Form of Timely Prior Notice and shall be signed by the Employee and, where required by the preceding sentence, by the Employee’s spouse. In case of the death of the Employee, the amount in the Employee’s Account with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributable in accordance with the Plan to the designated Beneficiary or Beneficiaries. The amount in the Employee’s Account distributable upon death and not covered by such a designation or required under the preceding provisions of this paragraph to be distributed to the Employee’s surviving spouse shall be distributed to the Employee’s estate. To the extent permitted by law, if there shall be any question as to the legal right of any Beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Employee, in which event the Trustee, Verizon and the Employing Company shall have no further liability to anyone with respect to such amount.

In the event that the Beneficiary dies after the death of a Participating Employee but prior to the distributions of the Account balance, the balance shall be paid to the Beneficiary’s estate. If more than one person is designated as Beneficiary, and a designated Beneficiary predeceases the Participating Employee, the deceased Beneficiary’s share of the vested Account balance shall be divided equally among those Beneficiaries who survive the Participating Employee, unless otherwise directed by the Participating Employee on a Beneficiary designation form.

A Beneficiary entitled to receive the Account of a deceased Participating Employee may elect to disclaim any interest in such Account in which event the Account will be paid to the person or entity who would have received the Account if the disclaiming Beneficiary had predeceased the Participating Employee. A Beneficiary’s disclaimer hereunder will not be effective unless accompanied by an opinion of counsel to the effect that the disclaimer election satisfies the requirements of both applicable state law and Code Section 2518.

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10.1.8 Plan is Transferee

If this Plan, with respect to a Participating Employee, is a direct or indirect transferee (in a transfer after December 31, 1984) of a defined benefit pension plan, a defined contribution pension plan which is subject to the minimum funding standards of Code Section 412, or of a plan that was itself subject to Code Section 401(a)(11)(B)(iii)(III) with respect to such Participating Employee, the joint and survivor annuity and preretirement survivor annuity requirements of Code Section 401(a)(11) shall be met with respect to such Participating Employee. The preceding sentence shall apply only with respect to the transferred assets (and income therefrom) if the Plan separately accounts for such assets and any income therefrom.

If amounts become distributable under the Plan and the Committee is unable to locate the Participating Employee to whom the distributions are payable, the Account of such Participating Employee shall be closed after one year from the time such distributions first become payable and the amount of such Account shall be applied to reduce Employing Company contributions. If, however, such Participating Employee subsequently makes proper claim to the Committee for such amount, the amount of such Account shall be restored to the trust by the Employing Company and shall be distributable in accordance with the terms of the Plan.

10.2	Distribution Medium

Upon any distribution from a Participating Employee’s Account, payment shall be made in the following manner:

•

With respect to amounts invested in the Verizon Shares Fund, payment shall, at the election of the Participating Employee, be in Verizon Shares or cash; except that payment shall be in cash if the individual makes no election or in the case of any fraction of a Verizon Share, or in the case of a hardship withdrawal. Distributions in cash shall be on the basis of the Value on the Valuation Date as of which distribution or withdrawal is made. For the purposes of a distribution or withdrawal of Verizon Shares there shall be deemed to be in the Participating Employee’s Account on such Valuation Date a number of Verizon Shares (carried to the fourth decimal place) determined by dividing the total Value of the Verizon Shares Fund on that date by the Value per share of Verizon Shares on that date.

•

Except as provided below, with respect to investment funds other than the Verizon Shares Fund, payment shall be in cash and shall be based on the respective Values of the Accounts on the Valuation Date as of which distribution or withdrawal is made.

•

A distribution or withdrawal shall be processed and the value of the Accounts shall be determined as of the close of business on the Valuation Date coincident with the later of (1) the date on which the Approved Form of Timely Prior Notice is received by the Benefit Administrator; provided, however, that in any case where the notice is received after 4:00 p.m. (or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Accounts shall be valued as of the close of business on the next Valuation Date or (2) the effective date on such form; provided, however, that in the event of a mandatory distribution of an Account with a vested Account balance under $3,500, the Value of the Account shall be determined on the Valuation Date which coincides with the effective date of the distribution.

•

With respect to amounts representing collateral for any Plan Loan: (A) in-service withdrawal shall not be permitted, and (B) in the case of distributions as a consequence of death or separation from service (where the Participating Employee has not elected to continue loan repayments in accordance with Section 23.9 (“Terminated Employees”)), in the absence of the prompt repayment of the Plan Loan, distribution shall be made in the form of an assignment of the promissory note securing the outstanding balance of such Plan Loan, and such promissory note shall be valued based upon the outstanding balance of such promissory note on the Valuation Date as of which distribution is made.

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10.3	Required Distributions

10.3.1 General

The distribution provisions contained in the Plan are intended to conform to the requirements of Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury Regulation 1.401(a)(9)-2 and shall be construed accordingly. Such requirements are incorporated herein by reference to the extent not otherwise explicitly stated and shall override any distribution option in the Plan inconsistent therewith. Any distribution required under the incidental death benefit rule of Code Section 401(a)(9)(G) shall be treated as a distribution required under this section. Section 25 provides rules for determining the amount of required distributions under Code Section 401(a)(9) that are made on or after December 1, 2002.

10.3.2 Required Beginning Date

In no event shall payment of benefits to a Participating Employee under the Plan commence later than the April 1 of the calendar year following the calendar year in which the employee attains age 70 1⁄2 or, if later, ceases to be an Employee of a Verizon Company. A Participating Employee who is an Employee and who attained age 70-1/2 in a calendar year prior to 1999 shall have the right to receive payments in accordance with Section 10.3.3 (“Required Distribution Period”) while an Employee. A Participating Employee who is an Employee and receiving required installment distributions on July 1, 1998 shall continue to receive such installment distributions.

10.3.3 Required Distribution Period

Notwithstanding any other provisions of the Plan, the entire interest of each Participating Employee shall be distributed over a period not extending beyond the life expectancy of the Employee or the life expectancy of the Employee and his or her spouse or other designated beneficiary, in accordance with regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Proposed Treasury Regulation Section 1.401(a)(9)-2.

10.3.4 Death of Participating Employee

If a Participating Employee dies after the payment of benefits has commenced but before the Employee’s entire interest has been paid to him or her, the remaining portion of such interest shall be distributed in accordance with Section 10.1.7 (“Death”), but in any event at least as rapidly as under the method of distribution being used as of the date of death. If the Participating Employee dies before distribution of his interest commences, the Employee’s entire interest will be distributed in accordance with the applicable provisions of Section 10.1 (“Distribution on Termination of Employment”), but in any event no later than five years after the Employee’s death except to the extent that an election is made to receive distributions in accordance with the following paragraphs:

•

if any portion of the Employee’s interest is payable to a designated beneficiary, distributions may be made over the life of or a period not exceeding the life expectancy of the designated beneficiary, commencing no later than one year after the Employee’s death; or

•

if the designated beneficiary is the Employee’s surviving spouse the date distributions are required to begin, shall not be earlier than the date on which the Employee would have attained age 70 1/2 and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Employee.

10.4	Direct Rollovers

10.4.1 General

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 10.4, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

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10.4.2 Definitions

For purposes of this Section 10.4, the following terms shall have the following meanings:

10.4.2(a)	“Eligible Rollover Distribution”

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); the portion of any hardship withdrawal under Section 10.5.2 (“Withdrawals of Pre-Tax Contributions”) which is described in Code Section 401(k)(2)(B)(i)(IV) and which is made after December 31, 1999; and the portion of any other distribution or withdrawal made after December 31, 2001 on account of hardship.

Effective for distributions made after December 31, 2001 a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective January 1, 2008, such portion may also be transferred to an individual retirement plan under Section 408A of the Code or to any other qualified plan under Code Section 401(a) or annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred in accordance with the foregoing.

A direct rollover of a distribution from a Roth contributions sub-account under the Plan constitutes an Eligible Rollover Distribution only if made to another Roth contributions account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth individual retirement plan described in Code Section 408A.

10.4.2(b)	“Eligible Retirement Plan”

An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution made before 2002 to a surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

Effective for distributions made after December 31, 2001, (i) an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and (ii) the definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

Effective January 1, 2008, an Eligible Retirement Plan includes a Roth individual retirement plan under Section 408A.

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An Eligible Retirement Plan with respect to a Distributee who is a non-spouse Beneficiary is limited to an individual retirement account or annuity that is an inherited individual retirement account or annuity under Section 408(d)(3)(C)(ii) of the Code.

10.4.2(c)	“Distributee”

A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order”, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Effective March 6, 2007, a Distributee includes a designated Beneficiary who is not a spouse.

10.4.2(d)	“Direct Rollover”

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

10.5	In-Service Withdrawals

A Participating Employee in the active service of an Employing Company or a Participating Employee who (i) currently is employed by Bellcore and (ii) commenced such employment with Bellcore within 30 days of termination of employment from an Employing Company, may make withdrawals, by giving an Approved Form of Timely Prior Notice specifying the amount the Employee elects to withdraw. Such notice shall further designate whether, to the extent permitted under Section 10.2 (“Distribution Medium”), the withdrawal shall be in cash and/or in Verizon Shares. Any withdrawal shall be in a multiple of $50. The Employee may elect to make withdrawals as set forth below:

10.5.1 Hierarchy of Withdrawals

The Participating Employee may elect to withdraw all or any portion of the Value of his or her subaccounts, and such withdrawals shall be considered to be made, in the order specified in administrative guidelines approved by the Plan Administrator or, for periods prior to March 1, 2013, by the Trustee, provided that:

•	Non-vested amounts may not be withdrawn;

•

Participating Employees who have not completed five or more years of Plan participation may not withdraw Employing Company Contributions contributed or considered contributed less than 24 months prior to the Valuation Date on which the withdrawal occurs; and

•

a Participating Employee who withdraws Employee Basic After-Tax Contributions contributed or considered contributed less than 24 months prior to the valuation Date on which the withdrawal occurs shall not receive Employing Company Contributions under the Plan for a six-month period following such withdrawal.

The amount considered contributed within the prior 24 months shall be determined in accordance with administrative guidelines approved by the Plan Administrator or, for periods prior to March 1, 2013, by the Trustee. Notwithstanding the foregoing, amounts withdrawn shall be taxed in the order and sequence required by Code Section 72 in accordance with administrative guidelines approved by the Plan Administrator.

Withdrawals shall be deemed to be made pro rata from each of the investment funds in which the Account is invested (except any investment in the form of a note securing a Plan Loan) on the basis of the Value in such Accounts on the Valuation Date as of which the withdrawal is effective.

10.5.2 Withdrawals of Pre-Tax Contributions

A Participating Employee may withdraw up to 100% of his Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions, but only under the following circumstances: (i) at or after attaining the age of 59-1/2, or (ii) on account of an immediate financial hardship as defined in this section. In the case of a withdrawal at or after attaining age 59-1/2, the withdrawal shall be made from Accounts in the order specified in administrative guidelines approved by the Plan Administrator, provided that non-

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vested amounts may not be withdrawn. In no event may a Participating Employee who is under age 59-1/2 withdraw any income attributable to his Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions which income was allocated to the Account after January 1, 1989.

A withdrawal in the case of an immediate financial hardship shall only be permitted if (i) it is not in excess of the amount of the immediate and heavy financial need of the Participating Employee, adjusted upwards to reflect the imposition of applicable state, local and federal taxes, and (ii) the Benefit Administrator determines that the withdrawal is necessary in light of immediate and heavy financial needs of the Participating Employee because it is only on account of:

•

medical expenses described in Code Section 213(d) and incurred by the Participating Employee, his spouse, or any of his dependents (as defined in Code Section 152), as long as such expenses are ineligible for reimbursement under any health care plans;

•	the purchase (excluding mortgage payments) of a principal residence for the Participating Employee;

•

the payment of tuition related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participating Employee, his Spouse, children or other dependents;

•	the need to prevent the eviction of the Participating Employee from his principal residence, or foreclosure on the mortgage of his principal residence; or

•	funeral expenses for a family member of the Participating Employee.

The Secretary, with the advice of counsel, shall establish procedures for implementing the hardship withdrawal rules of the Plan. To qualify for a hardship withdrawal, the applying Participating Employee:

•	must exhaust all funds which are otherwise available for withdrawal or borrowing under all plans maintained by any Verizon Company (if financial hardship is not increased as a result); and

•

shall have his Employee Basic Contribution and Employee Supplementary Contribution to the Plan and all other plans maintained by a Verizon Company suspended for six months from the date the payroll department of the Employing Company is notified of the hardship withdrawal.

10.6	Restoration of Forfeited Amounts

10.6.1 Repayment

Notwithstanding the provisions of this Section 10 relating to the forfeiture of Units representing Non-Vested Amounts in a Participating Employee’s Account, the amounts forfeited shall subsequently be restored to the Employee’s Account through contributions of the Employing Company if the Employee makes a lump-sum payment in cash to the Trustee in an amount equal to the amount of cash plus the Value on the date of withdrawal or distribution of Verizon Shares, if any, which the Employee received in the withdrawal or distribution which resulted in the forfeiture.

10.6.2 Time Period

This Section 10.6 shall apply in the case of a forfeiture pursuant to Section 10.1.1(c) (“Forfeitures”) if the Employee makes such payment to the Trustee at a time the Employee is in the active service of an Employing Company and such payment is made within five years after the date of withdrawal. This section shall apply in the case of a forfeiture pursuant to Section 10.1.1(c) (“Forfeitures”) if the Employee makes payment to the Trustee before the earlier of: (i) five years after the first date on which the Employee is subsequently reemployed by the Employing Company; or (ii) the close of the first period of five consecutive One Year Breaks in Service commencing after the distribution.

10.6.3 Predecessor and Interchange Company Savings Plans

Amounts forfeited under the Predecessor Plan or an Interchange Company Savings Plan shall be restored under this Section 10.6 if the Employee makes a lump-sum cash payment to the Trustee (within the time periods specified in Section 10.6.2 (“Time Period”) with respect to amounts forfeited under this Plan) in an amount equal to the cash plus the Value on the date of withdrawal or distribution of shares, if any, which

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the Employee received in the withdrawal or distribution which resulted in the forfeiture. The preceding sentence shall apply with respect to forfeiture under an Interchange Company Savings Plan only if the Interchange Agreement provides that the Plan shall recognize the Employee’s service with the Interchange Company which maintains such plan.

10.6.4 Investing Restored Amounts

That portion of such repaid amounts which equals the Value on the date of withdrawal or distribution of the Units attributable to payroll contributions, shall be invested according to the Employee’s current investment direction under the Plan. In the event that an investment direction is not in effect under the Plan because of a suspension, such amounts shall be invested according to the Employee’s last investment direction under the Plan. In the event that an Employee is not a Non-Salaried Employee at the time of repayment, then such amounts shall be invested according to the Employee’s last investment direction under the Plan. Nevertheless, no portion of such amounts may be invested in the Telecommunications Fund. That portion of such repaid amounts which equals the Value on the date of withdrawal or distribution of the Units attributable to the contributions of the Employing Company plus the amounts restored, shall be invested in the Verizon Shares Fund.

10.6.5 Crediting Units

The number of Units credited to the Employee’s Account shall be based on the Unit Value representing each type of investment as of the Valuation Date on which such repayment is made.

10.7	Withdrawal of Dividends

Effective August 1, 1999, each Participating Employee may elect to withdraw from his Account any dividends payable on or after January 1, 1999 with respect to Verizon Shares held or attributed thereunder during the Plan Year. The Committee shall prescribe rules governing the timing and revocability of such elections. Dividends to be distributed in accordance with the foregoing shall be accumulated during the Plan year and invested in a short-term interest fund pending their distribution. The interest earned on such fund shall be used to pay plan expenses. All such withdrawals and distributions shall be made in cash. Dividends payable with respect to Verizon Shares held in or attributed to a Participating Employee’s Account and not distributable in accordance with the foregoing shall be reinvested in accordance with Section 8.2.1 and shall be Vested upon reinvestment in accordance with Section 9.2.2.

10.8	Termination of Participation

In the event that all Units in an Employee’s Account are withdrawn pursuant to this Section 10 and all contributions from such Employee’s pay are suspended pursuant to Section 4.4 (“Election by Employee to Suspend Contributions”), such contributions will be terminated and such Employee will cease to be a Participating Employee.

10.9	Compliance with Code Section 401(k)

Amounts that are contributed to the Plan pursuant to Code Section 401(k) will not be distributed in violation of Code Section 401(k)(2)(B).

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11. APPLICATION OF FORFEITED EMPLOYING COMPANY CONTRIBUTIONS

All Units forfeited under the Plan by a Participating Employee shall be applied as a credit to reduce subsequent contributions of the Employing Company at the time of forfeiture and shall be valued for such purpose as of the Valuation Date that the Units distributed as a result of the event causing the forfeiture are valued. In the event the Plan is terminated, any forfeitures not applied prior thereto to reduce an Employing Company’s contributions shall be credited ratably to the Accounts of its Participating Employees in proportion to the amounts of its contributions to such Accounts for the last month with respect to which it made contributions.

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12. ADMINISTRATION BY TRUSTEE

12.1	Holding of Plan Assets

The assets of the Plan shall be held in trust by a Trustee or Trustees pursuant to a trust agreement and no part of the Plan assets held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participating Employees or their beneficiaries. The chief financial officer of Verizon shall have authority to appoint and remove Trustees, and to enter into, and to amend and terminate, the trust agreement with the Trustee. Upon removal or resignation of a Trustee, the chief financial officer of Verizon shall appoint a successor Trustee.

12.2	Investment Managers

The chief financial officer of Verizon shall have the authority to appoint, review, and terminate one or more Investment Managers for any of the investment funds, and to enter into, amend, and terminate, any and all investment manager agreements. The chief financial officer of Verizon shall also have the authority to direct that all or a portion of the assets invested in an investment fund be segregated into one or more separate accounts, each of which shall be invested by the Trustee or an Investment Manager designated by Verizon, and to determine the flow of funds into, from and between different portions of any such investment fund. The chief financial officer of Verizon shall have authority to issue general guidelines governing investments by the Trustee and Investment Managers, and to delegate to other persons the authority and powers granted hereunder.

12.3	Purchase of Verizon Shares

The Trustee shall purchase any Verizon Shares required for the Verizon Shares Fund, or the chief financial officer of Verizon shall cause such shares to be purchased by the Trustee or an Investment Manager, in the open market or by private purchase, from any seller including Verizon. Any purchase from Verizon shall be at a price no greater than the Value on the date of purchase.

12.4	Purchase of Investments for Investment Funds

As soon as practicable after receipt of funds for investment in any investment fund, the Trustee (or an Investment Manager appointed by the chief financial officer of Verizon) shall invest in investments that are appropriate within the meaning of that fund. Purchases may be made in the open market, directly from the issuer or through financial intermediaries.

12.5	Voting of Verizon Shares

Before each annual or special meeting of stockholders of Verizon, or before any action is to be taken by Verizon’s stockholders by written consent in lieu of a meeting if the written consent of the Verizon Shares is solicited, Verizon shall provide or cause to be provided to each Participating Employee a copy of the proxy soliciting material being sent to registered stockholders of Verizon, together with a form requesting instructions for the Trustee, either directly or through a recordkeeper appointed by Verizon, on how to vote Verizon Shares held under the Verizon Shares Fund represented by Units credited to such Participating Employee’s Account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. All such instructions by individual Participating Employees shall be treated as confidential by the Trustee.

The Trustee shall vote Verizon Shares for which it does not receive timely voting instructions in the same proportion as it votes the Verizon Shares held in the Verizon Shares Fund for which it does receive such instructions.

12.6	Tendering of Verizon Shares

In the event that any person other than Verizon or any affiliate thereof shall make a public offer for Verizon Shares, Verizon shall undertake to provide or cause to be provided promptly a copy of the offer, and any other material information concerning such offer, to each Participating Employee who has Verizon Shares allocated to his Account under the Plan, together with a form for furnishing to the Trustee, either directly or through a recordkeeper appointed by Verizon, timely instructions as to whether the Verizon Shares credited to such Participating Employee’s Account under the Plan, as a named fiduciary, should be tendered. All such instructions by individual Participating Employees shall be treated as confidential by the Trustee, but the Trustee may inform Verizon of the aggregate number of Verizon Shares to be tendered from the Plan. Each Participating Employee may elect that all, but not less than all, of the Verizon Shares allocated to his Account under the Plan be tendered by the Trustee on his

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Administration by Trustee

behalf. Upon timely receipt of instructions from a Participating Employee to so tender, the Trustee shall tender all such Verizon Shares allocated to such Participating Employee’s Account. Any such Verizon Shares held by the Trustee as to which it receives either no instructions or incomplete instructions from a Participating Employee to whose Account such Verizon Shares are allocated shall not be tendered. In the event that Participating Employees’ instructions cannot otherwise be returned directly to the Trustee in a timely fashion, Verizon agrees to collect and tabulate such instructions in a manner that will ensure a confidential and accurate tabulation and timely tender by the Trustee. Notwithstanding anything in this Plan to the contrary, during the period of any public offer for Verizon Shares, the Trustee shall refrain from making purchases of Verizon Shares for the Plan. In addition to any compensation or expenses provided under the trust agreement referred to in this Section 12, the Trustee shall be entitled to reasonable and proper compensation and reimbursement for its out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section 12.6.

Any securities or other property received by the Trustee as a result of having tendered Verizon Shares as hereinabove provided, shall be held, and any cash so received shall be invested in short term investments, pending any further action which the Trustee may be required or directed to take pursuant to the Plan.

Following the Trustee’s tender of Verizon Shares pursuant to this Section 12.6, any such Verizon Shares not accepted by the party who made such tender offer and returned to the Trustee shall be returned to the accounts from which such Verizon Shares were tendered.

The Trustee shall allocate the proceeds of all Verizon Shares that are tendered to the accounts from which such Verizon Shares were tendered.

12.7	Temporary Investments and Uninvested Funds

The Trustee temporarily may hold in cash, may deposit at reasonable interest rates with banks, including deposits with itself or affiliated banks, and may invest in short-term investments, either directly or through a commingled trust fund maintained by the Trustee, funds received for investment in the Verizon Shares Fund or other investment funds. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan; provided, however, that the Trustee shall be responsible for assuring, to the extent practicable, the daily investment of all cash balances at any time held by the Trustee, so as to maintain daily uninvested cash balances at a minimum. No income shall accrue to an account of any employee on such uninvested funds.

12.8	Audit

The chief financial officer of Verizon shall select a firm of independent certified public accountants to examine and report on the financial position and the results of operations of the trust created under the Plan.

12.9	Administrative Expenses

Effective January 1, 1993, to the extent permitted by law, the Trustee fees, Investment Manager fees, and any fees charged by banks, insurance companies or other financial institutions in connection with any type of investment under the Plan, shall be paid by the Plan out of the investment to which they relate. Trustee fees which do not directly relate to a specific type of investment shall be paid pro rata by all types of investments based on their respective Value as compared to the total Values of all types of investments as of the last day of any month. All fees and other expenses which are paid by a type of investment shall reduce the earnings of that type of investment and shall be reflected in the valuation of an employee’s interest in each such type of investment.

12.10	Effective Date

This Section 12 shall be effective August 14, 1997 except as otherwise provided herein.

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13. SUSPENSION OF CONTRIBUTIONS IN CERTAIN CIRCUMSTANCES

13.1	Leave of Absence

If a Participating Employee is granted a leave of absence by his Employing Company, there shall be no payroll contributions during the period of the leave, and contributions shall be deemed to be suspended during such period.

13.2	Layoff

13.2.1 Layoffs Not Subject to Section 13.2.2

If a Participating Employee is laid off, the provisions of this Section 13.2.1 apply to the extent Section 13.2.2 below does not apply to the Employee.

If a Participating Employee is laid off, there shall be no payroll contributions during the period of layoff and contributions shall be suspended during such period. If at the end of twelve months the Employee has not returned to active service, then, notwithstanding any other provision of the Plan, the Employee’s participation in the Plan shall terminate at such time, and employment shall be deemed to have terminated at such time for the purpose of distribution under the Plan. Such distribution will involve no forfeiture by the employee.

13.2.2 Certain Layoffs after November 1, 2002

If a Participating Employee is laid off on or after November 1, 2002, this Section 13.2.2 applies to the extent the applicable collective bargaining agent for the Employee has agreed to the amendment of the Plan as provided in this Section 13.2.2.

If a Participating Employee is laid off and the Committee determines that such layoff is not expected to be of temporary duration, the employee shall be deemed to have terminated employment as of the date of layoff for the purpose of distribution under the Plan, and such distribution will involve no forfeiture by the employee.

In the case of a temporary layoff (as determined by the Committee in its sole discretion), there shall be no payroll contributions during the period of layoff and contributions shall be suspended during such period. If at the end of twelve months of such a temporary layoff the Employee has not returned to active service, then, notwithstanding any other provision of the Plan, the Employee’s participation in the Plan shall terminate at such time, and employment shall be deemed to have terminated at such time for the purpose of distribution under the Plan. Such distribution will involve no forfeiture by the employee.

13.3	Disability

If a Participating Employee is absent on account of disability and is receiving disability benefits under an Employing Company’s Sickness and Accident Disability Benefit Plan, contributions will be made from such disability benefits, and whenever contributions from pay are referred to in the Plan the reference shall include contributions from such benefits, provided, however, that Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions may only be elected to the extent of taxable disability benefits. An Employee who is receiving disability benefits may at any time elect to suspend contributions from such benefits at the end of any month by giving an Approved Form of Timely Prior Notice. In such event, contributions from benefits will be suspended for the remaining period the employee is on disability benefits, provided, however, that at the end of any month during such period contributions from disability benefits may be resumed by giving an Approved Form of Timely Prior Notice. If immediately following the end of the period during which the employee is on disability benefits such employee is neither an employee in active service nor on leave of absence, participation in the Plan shall terminate at such time and employment shall be deemed to have terminated at such time for the purpose of distribution under the Plan. Such distribution will involve no forfeiture by the Employee.

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Suspension of Contributions in Certain Circumstances

13.4	Upon Becoming a Salaried Employee

The making of contributions from the pay of a Participating Employee shall be suspended while the participant is a regular employee in active service if the participant has become a Salaried Employee for a period of more than 30 days, except that if such Employee continues to be a Salaried Employee for a period of twelve months, then, notwithstanding any other provision of the Plan, participation in the Plan shall terminate at the end of such time and employment shall be deemed to have terminated at the end of such time for the purpose of distribution under the Plan. Such distribution will involve no forfeiture by the Employee. Those Units attributable to Employee Basic Pre-Tax Contributions, associated Employing Company Contributions, Employee Supplementary Pre-Tax Contributions and amounts transferred from an Interchange Company Savings Plan attributable to a “qualified cash or deferred arrangement” as defined in Code Section 401(k) shall, subject to Section 10 (“Distribution and Withdrawal”) hereof, remain in the Plan. Notwithstanding the foregoing, a Participating Employee may elect any time after becoming a Salaried Employee, to have the Value of the Units in the Employee’s Account transferred to an account established under Verizon’s Bell Atlantic Savings Plan for Salaried Employees (or any successor plan). Thereafter, such transferred amount shall be governed entirely by the terms of the plan to which the account has been transferred. The Value of the Units credited to such new account with respect to each Plan Year shall be the same as the Value, immediately prior to the transfer of the account, of the relevant Units credited to the employee’s account with respect to each such Plan Year.

13.5	Insufficient Pay

The making of contributions from the pay of a Participating Employee shall be suspended while the Participating Employee is a regular Non-Salaried Employee in active service if the pay is insufficient (after all deductions required by law and authorized deductions for insurance and union dues) to permit the making of the full amount of such contributions.

13.6	Qualified Military Service

Notwithstanding any provisions of this Plan to the contrary, for reemployments initiated on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

If a Participating Employee dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), the survivors of the Participating Employee shall be entitled to any additional benefits (other than benefit accruals or contributions relating to the period of qualified military service) provided under the Plan as if the Participating Employee had resumed and then terminated employment on account of death.

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14. EFFECT OF SUSPENSION OF CONTRIBUTIONS

Whenever the making of Employee Basic Contributions is suspended, related contributions by the Employing Company shall also be suspended. There shall be no make-up of contributions from pay or of contributions by an Employing Company with respect to a period of suspension.

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15. TRANSFER OF EMPLOYMENT TO ENTITIES OTHER THAN AN EMPLOYING COMPANY

15.1	Employment Transfer to Bellcore

If a Participating Employee transfers to Bellcore and the Qualified Savings Plan maintained by Bellcore does not recognize the employee’s service with the Employing Company by reason of the Interchange Agreement (or an interchange agreement with Bellcore), then, notwithstanding any other provisions of the Plan, the employee’s Account shall remain in the Plan during the twelve month period beginning with the effective date of transfer, and at the end of such twelve month period, distribution shall be made of all the Units in the employee’s Account, subject to the provisions of Code Section 411(a)(11). Any such distribution shall involve no forfeiture by the Employee. Notwithstanding the foregoing, a Participating Employee may elect, within six months of the effective date of transfer to Bellcore, to have the Value of the Units in the employee’s Account transferred to an account established under the Qualified Savings Plan maintained by Bellcore. Thereafter, such account shall be governed entirely by the terms of the plan to which the account has been transferred. The value of the Units credited to such new account with respect to each Plan Year shall be the same as the Value, immediately prior to the transfer of the Account, of the Units credited to the employee’s Account in the Plan with respect to each such Plan Year.

15.2	Employment Transfer to Interchange Company — Same Investments

With respect to a Participating Employee who transfers to an Interchange Company from an Employing Company if (i) the Interchange Agreement (or an interchange agreement with Bellcore) provides that service with the Employing Company shall be recognized by the Interchange Company Savings Plan maintained by such company, and (ii) each of the types of investment funds available under this Plan, other than Verizon Shares, is the same as each of the types of investment available under such Interchange Company Savings Plan, other than (A) a fund consisting of the shares of the company which maintains such plan, or (B) a fund consisting of the shares of the companies which own the company which maintains such plan, then notwithstanding any other provisions of the Plan, the Value of the Units in the Employee’s Account shall be transferred to an account established under the Interchange Company Savings Plan of such Interchange Company. The Value of such Units which represents investment in each type of investment in the Plan shall continue to be invested in the same type of investment in the Interchange Company Savings Plan, except that the Value of such Units which represents investment in Verizon Shares in the Plan shall be invested in (i) the fund consisting of the shares of the company which maintains such Interchange Company Savings Plan or (ii) the fund consisting of the shares of the companies which own the company which maintains such Interchange Company Savings Plan, as applicable. Thereafter, the Employee’s account shall be governed entirely by the terms of the plan to which the Account has been transferred. The value credited to such new account with respect to each Plan Year shall be the same as the Value, immediately prior to the transfer of the Account, of the Units credited to the employee’s Account in the Plan with respect to each such Plan Year.

15.3	Employment Transfer to Interchange Company — Different Investments

15.3.1 Distribution of Account

With respect to a Participating Employee who transfers to an Interchange Company from an Employing Company if (i) the Interchange Agreement (or an interchange agreement with Bellcore) provides that service with the Employing Company shall be recognized by the Interchange Company Savings Plan maintained by such company, but (ii) each of the types of investment funds available under this Plan, other than Verizon Shares, is not the same as each of the types of investment available under the Interchange Company Savings Plan, other than (A) a fund consisting of the shares of the company which maintains such plan or (B) a fund consisting of the shares of the companies which own the company which maintains such plan, then notwithstanding any other provisions of the Plan, the Employee’s Account shall remain in the Plan during the three-month period beginning with the effective date of transfer to the Interchange Company, and at the end of such three-month period, distribution shall be made of all the Units in the Employee’s account, subject to the provisions of Code Section 411(a)(11). Any such distribution shall involve no forfeiture by the employee.

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Transfer of Employment to Entities Other Than an Employing Company

15.3.2 Transfer of Account

Notwithstanding the provisions of Section 15.3.1 (“Distribution of Account”), a Participating Employee may elect, within three months of the effective date of transfer to the Interchange Company, to have the Value of the Units in the Employee’s Account in the Plan transferred to an account established under the Interchange Company Savings Plan maintained by such company. Thereafter, such account shall be governed entirely by the terms of the Interchange Company Savings Plan to which the Account has been transferred. The value credited to such new account with respect to each Plan Year shall be the same as the Value, immediately prior to the transfer of the Account, of the Units credited to the Employee’s Account with respect to each such Plan Year.

15.4	No Interchange Company Plan

With respect to a Participating Employee who transfers to an Interchange Company, if (i) the Interchange Agreement (or an interchange agreement with Bellcore) provides that service with the Employing Company shall be recognized by an Interchange Company Savings Plan maintained by such company, but (ii) such company does not maintain an Interchange Company Savings Plan, then notwithstanding any other provisions of the Plan, distribution shall be made as soon as practicable of all the Units in the employee’s Account, subject to the provisions of Code Section 411(a)(11). Any such distribution shall involve no forfeiture by the Employee.

15.5	Cash Transfer

If the Value of the Units in a Participating Employee’s Account in the Plan is transferred to another plan, in accordance with the provisions of this Section 15, the Trustee shall transfer the Value of such Units in cash to the trustee of such other plan as soon as practicable after such Value has been determined.

15.6	Transfers to and From Verizon Companies which are Employing Companies under the Verizon Savings and Security Plan for Mid-Atlantic Associates (“Verizon South Company”)

15.6.1 Transfers to a Verizon South Company

The making of contributions from the Compensation of a Participating Employee and related Employing Company Contributions shall be suspended upon reassignment to a Verizon South Company. If such reassignment is permanent, the Participating Employee may direct that his Account be transferred to an account established under the Verizon Savings and Security Plan for Mid-Atlantic Associates if he or she is eligible to participate in that plan, and shall be invested in the same manner as the Account was invested in this Plan. Thereafter, such account shall be governed entirely by the terms of the Verizon Savings and Security Plan for Mid-Atlantic Associates. In the absence of such a direction, no transfer of the Account shall be made.

15.6.2 Transfers from a Verizon South Company

Upon the reassignment to the status of Eligible Employee hereunder of an individual who was a “Participating Employee” in the Verizon Savings and Security Plan for Mid-Atlantic Associates, the Eligible Employee may request that his Account be transferred to this Plan, whether or not a “Plan Loan” (as defined in that plan) is outstanding at the time under that plan. In such a case, the account shall initially be invested in the investment funds of this Plan which correspond to the investment funds in which the Account was previously invested in the Verizon Savings and Security Plan for Mid-Atlantic Associates. In the absence of such a direction, no transfer of the Account shall be made.

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16. BENEFITS NOT ASSIGNABLE

Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participating Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan, except as required under (a) a “qualified domestic relations order” (as defined in Code Section 414(p)(1)(A)) or (b) a federal tax levy made pursuant to Code Section 6331 or (c) subject to the provisions of Code Section 401(a)(13), a judgment, order, decree or settlement agreement between the Participating Employee and the Secretary of Labor relating to a violation (or an alleged violation) of Part 4 of Subtitle I of ERISA. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder. Subject to the terms of the qualified domestic relations order, any alternate payee entitled to a portion of the Account of a Participating Employee shall have the right to direct the investment of such portion of the Account under Section 7 (“Investment Directions”) and to elect a method of distribution under Section 10.1 (“Distribution on Termination of Employment”).

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17. EXPENSES

Except as otherwise provided herein and in Section 12.9 (“Administrative Expenses”), expenses of administering the Plan, including the fees and expenses of the Trustee, Investment Managers and any insurance company or companies, shall be borne by the respective Employing Companies in such proportions as shall be agreed upon based on the inclusion in the Plan of their respective Participating Employees. Except as prohibited by applicable regulations, brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of Verizon Shares shall be borne by the Employing Companies. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participating Employees as the Committee shall determine.

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18. AMENDMENT OR MERGER OF PLAN

18.1	Authority to Amend

The Human Resources Committee of the Board of Directors of Verizon may amend the Plan by adopting appropriate resolutions; provided, however, that no part of the corpus or income of assets held by the Trustee in trust for the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participating Employees, or their beneficiaries, except to the extent permitted by law. The Committee shall have the authority to amend the Plan either to maintain the Plan in compliance with applicable law, or in other respects, so long as the amendment does not materially alter the cost to the Employing Companies of providing benefits under the Plan. The chief legal counsel to the Committee acting on behalf of Verizon in a settlor capacity may amend the Plan for changes required by the Internal Revenue Service in connection with a determination letter or voluntary compliance application.

18.2	Amendments to the Vesting Schedule

If the vesting schedule under this Plan is amended, each Participating Employee who has completed at least three years of service prior to the end of the election period described below may elect, during such election period, to have the vested percentage of his Account determined without regard to such amendment.

For the purposes of this section, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

•	the date occurring 60 days after the Plan amendment is adopted; or

•	the date which is 60 days after the day on which the Plan amendment becomes effective; or

•	the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Committee; or

•	such later date as may be specified by the Committee.

The election shall be made in writing and shall be irrevocable when made.

18.3	Merger of Plan

There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan unless each Participating Employee and beneficiary of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participating Employee or beneficiary would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

18.4	Effective Date

This Section 18 shall be effective August 14, 1997.

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19. TERMINATION OF CONTRIBUTIONS UNDER PLAN; LIQUIDATION OF PLAN

Verizon, by action of the Board of Directors, may at any time terminate the making of contributions from pay of all employees participating in the Plan and of contributions by all Employing Companies. Verizon, at the request of any Employing Company, shall terminate the making of contributions from pay of employees of such Employing Company and of contributions by such Employing Company. If at any time the current profits and accumulated earned surplus of Verizon and of the subsidiaries of Verizon which are joined (or could be joined) with it in a consolidated Federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and Verizon’s Bell Atlantic Savings Plan for Salaried Employees (or any successor plan) since the preceding January 1, the making of contributions from pay of all employees participating in the Plan and of contributions by all Employing Companies shall be terminated. If (i) an Employing Company ceases to be a Subsidiary of Verizon or (ii) at any time the current profits and accumulated earned surplus of an Employing Company which could not be joined with Verizon in a consolidated Federal income tax return shall be less than twice the combined contributions of such Employing Company under the Plan and Verizon’s Bell Atlantic Savings Plan for Salaried Employees (or any successor plan) since the preceding January 1, the making of contributions from the pay of Participating Employees of such Employing Company and of contributions by such Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

Prior to a termination of the making of contributions from pay and of contributions by all Employing Companies or by an Employing Company, each Participating Employee of any such Employing Company shall be given at least thirty days’ notice thereof in writing, which notice shall advise the employee that from the date of the notice, except as provided below, the employee will no longer have the withdrawal and distribution rights specified in Sections 10.1 (“Distribution on Termination of Employment”) and Section 10.5 (“In-Service Withdrawals”), and that the Employee may, by giving an Approved Form of Timely Prior Notice elect either (i) to leave all Units credited to the employee’s Account in the trust held by the Trustee until termination of employment, (ii) to have all the Units distributed in a single payment, as soon as practicable after the last date for making such an election, or (iii) to receive payment with respect to the Units over a period of up to five years in annual installments, consisting of approximately equal numbers of Units each year, payable as soon as practicable after the last date for making such an election and annually thereafter until payment of all such installments is made, provided, however, that the Participating Employee may not receive a distribution of Employee Basic Pre-Tax Contributions, Employee Supplementary Pre-Tax Contributions, or associated Employing Company Contributions except as provided in Section 10 (“Distribution and Withdrawal”) hereof.

Such an election shall be made on a form to be provided for that purpose and shall be signed by the Employee and delivered to the Payroll Office and, effective April 1, 1994 in such other manner as the Committee shall determine.

If an Employee elects the alternative described in clause (iii) above, payment of each installment shall be made in the manner and on the basis of valuation provided for in Section 10.1.2 (“Election of Installment”). If such an Employee dies, all Units remaining in the account at death shall be distributed as soon as practicable pursuant to Section 10.1.7 (“Death”). If the employment of such an employee should be terminated for any reason other than death, all the Units remaining in the account shall be distributed in a single payment as of the end of the month coinciding with or next preceding the date as of which employment is terminated.

Upon a termination of the making of contributions from pay and of contributions by all Employing Companies or by an Employing Company, the Plan shall nevertheless remain in effect as to any such Employing Company in other respects, except that (i) no Employee of such an Employing Company shall thereafter forfeit any amounts in his or her Account and (ii) instead of the withdrawal and distribution rights specified in Section 10.1 (“Distribution on Termination of Employment”) and Section 10.5 (“In-Service Withdrawals”), each employee of such an Employing Company shall thereafter have only the withdrawal and distribution rights specified in clause (i), (ii) or (iii) above, whichever the employee elects.

Notwithstanding the foregoing, following such a termination of the making of contributions and of contributions by any Employing Company, such Employing Company may, at any time after such termination, determine that the Plan and related trust shall be liquidated as to such Employing Company, in which event distribution shall be made to each of its Participating Employees (or the person or persons entitled thereto) of all Units.

As soon as practicable after the partial termination of the Plan, each employee affected by such partial termination shall become immediately vested.

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Termination of Contributions Under Plan; Liquidation of Plan

Any distributions upon termination under this Section 19 shall be made in accordance with applicable provisions of the Code.

This Section 19 shall be effective January 1, 1998.

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20. NOTICES, REPORTS, ETC.

Notices, reports and statements to be given, made or delivered to an employee shall be deemed duly given, made or delivered, when addressed to the employee, and delivered by ordinary mail, or by Employing Company mail, to the employee’s last known business or home address.

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21. ADMINISTRATION AND INTERPRETATION OF PLAN

21.1	Sponsor; Plan Administrator

Verizon shall be the Sponsor of the Plan and the Chairman of the Committee shall be the Plan Administrator of the Plan, as those terms are defined in ERISA.

21.2	The Plan Administrator

The Plan Administrator shall have such powers as may be necessary to enable it to administer the Plan, except for powers reserved to Verizon, the chief financial officer of Verizon, the Committee, or the Trustee, or delegated to Claims and Appeals Administrators, the Benefit Administrator, or to investment managers or other designated fiduciaries or service providers to the trust of the Plan. The Plan Administrator shall have the authority and full discretion to adopt such rules for the administration of the Plan as it may find appropriate; provided, however, that such rules shall be consistent with the terms of the Plan and applicable law. The Secretary of the Committee, with the advice of counsel to the Plan Administrator, shall have such powers as are stated in this Plan and as are delegated by the Plan Administrator.

21.3	Delegation

Verizon and the Plan Administrator may delegate authority to administer specified aspects of the Plan to officers or employees of Verizon, to one or more Employing Companies, to committees composed of such individuals or to third-party administrators. The Plan Administrator shall have the authority to appoint or provide for the appointment of one or more persons or committees that shall have authority, as Claims and Appeals Administrators, to grant or deny claims for benefits under the Plan. Verizon, the Plan Administrator, the Committee, the Claims Administrator, and the Appeals Administrator, may each delegate any of their respective responsibilities for the operation and administration of the Plan consistent with the terms of the Plan, including without limitation, the delegation by any of such committees of certain responsibilities to the Secretary or Assistant Secretaries of such committees. Verizon and other named fiduciaries may employ persons to advise or assist them in the performance of any of their respective responsibilities.

21.4	Claims and Appeals

Under the Plan, the Claims Administrator and the Appeals Administrator are fiduciaries to whom this Plan hereby grants full discretion, with the advice of counsel, to do the following: to make findings of fact; to interpret the Plan and resolve ambiguities therein; to make factual determinations; to determine whether a claimant is eligible for benefits; to decide the amount, form, and timing of benefits; and to resolve any other matter under the Plan which is raised by the claimant or identified by the respective Claims or Appeals Administrator. The Claims Administrator has exclusive authority to decide all claims under the Plan, and the Appeals Administrator has exclusive authority to review and resolve any appeal of a denied claim. In the case of an appeal, the decision of the Appeals Administrator shall be final and binding upon all parties to the full extent permitted under applicable law, unless and to the extent that the claimant subsequently proves that a decision of the Appeals Administrator was an abuse of discretion.

21.5	Claims Procedures

Claims will be processed in accordance with ERISA and regulations thereunder, and shall include but not be limited to the following procedures:

•

Any application or request for benefits, and any question or notice concerning benefits, under the Plan by a Participating Employee or beneficiary shall initially be directed to the Benefit Administrator, in a form or manner, whether by written, telephonic or other means approved by and acceptable to the Benefit Administrator.

•

Any disagreement or dispute regarding a Participating Employee’s or beneficiary’s benefit under the Plan (referred to herein as a “Claim”) must be submitted in writing by the Participating Employee or beneficiary to the Claims Administrator for decision. Adequate notice shall be provided in writing to any person whose Claim has been denied by the Claims Administrator, setting forth the specific reasons for such denial.

•

Any person whose Claim for benefits has been denied by the Claims Administrator may, within 60 days after receipt of notice of denial, submit a written request to the Appeals Administrator for review of the decision denying the Claim. The Appeals Administrator shall notify the claimant in writing of its decision, specifying the reasons for such decision.

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Administration and Interpretation of Plan

•

A claimant who appeals the decision of the Claims Administrator may review all pertinent documents that are to be submitted to the Appeals Administrator for review and decision, and may submit comments and further evidence and testimony in writing. No Participating Employee or beneficiary, and no attorney or other representative of any such person, shall have a right to a hearing in person before the Benefit Administrator or the Claims or Appeals Administrator, and all decisions by the Benefit Administrator, and by the Claims and Appeals Administrator, shall be based on the written record prepared for the respective administrator’s review, with the assistance of the respective administrator’s staff and legal advice of counsel to the administrator and the Plan.

21.6	Named Fiduciaries

Verizon, the chief financial officer of Verizon, the Trustee, the Committee, the Claims Administrator, the Plan Administrator and the Appeals Administrator, are each named fiduciaries as that term is used in ERISA, with respect to the particular duties and responsibilities which are assigned to each of them under this Plan, with respect to which they exercise discretion. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. The named fiduciaries of the Plan may delegate to other persons the duties and responsibilities assigned to them hereunder.

21.7	Notices; Communications

Communications to the Claims Administrator shall be addressed to Savings Plan Claims Administrator, at the address set forth in the summary plan description for the Plan. The Savings Plan Claims Administrator, at the address stated in the previous sentence, is hereby designated as agent for service of legal process with respect to any claims arising under the Plan, with a mandatory requirement that a copy of any such notice be served on Verizon Communications Inc., Legal Department, Employee Benefits, at the address set forth in the summary plan description for the Plan.

21.8	Governing Law

The validity, construction and operation of the Plan shall be governed by applicable federal law including, but not limited to, ERISA. To the extent not superseded by ERISA or any other applicable federal law, questions regarding the adoption or amendment of the Plan shall be governed by the laws of the State of Delaware and questions pertaining to any other matter shall be governed by the laws of the State of New York.

21.9	Contingent Nature of Contributions

All Pre-Tax Contributions and Employing Company Contributions contributed pursuant to the provisions of Section 4 (“Contributions”) are hereby made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contributions are made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in Code Section 404.

21.10	Exclusive Benefit; Refund of Contributions

All contributions made to the Plan are made for the exclusive benefit of the Participating Employees and their beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the participants and their beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employing Companies under the following circumstances and subject to the following limitations:

21.10.1 Disallowance of Deduction

To the extent that a federal income tax deduction is disallowed for any contribution made by an Employing Company, the Trustee shall refund to the Employing Company the amount so disallowed within one (1) year of the date of such disallowance.

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Administration and Interpretation of Plan

21.10.2 Mistake of Fact

In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employing Company Contribution as is attributable to the mistake of fact shall be returnable to the Employing Company upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

In the event that any refund is paid to the Employing Company hereunder, such refund shall be made without regard to net investment gains attributable to the contribution, but shall be reduced to reflect net investment losses attributable thereto.

21.11	Effective Date

This Section 21 shall be effective as of January 1, 1998 except that Section 21.3 (“Delegation”) and Section 21.7 (“Notices; Communications”) shall be effective as of August 14, 1997.

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22. PROVISIONS FOR EMPLOYEES WHO ELECT TO PARTICIPATE IN A UNION-SPONSORED TRUST FOR SAVINGS

22.1	Election

Instead of authorizing contributions from pay under the Plan, an Eligible Employee may elect to contribute, through payroll deductions, to a trust for savings sponsored by the employee’s collective bargaining representative, which (i) constitutes a qualified trust under Code Section 401(a) and (ii) has been agreed to by Verizon, whereupon the employee’s Employing Company shall contribute to the trust on behalf of such employee, to the same extent and in the same manner as if such employee had authorized Employee Basic After-Tax Contributions and Employee Supplementary After-Tax Contributions from pay under the Plan. An employee who elects to participate in a union-sponsored trust shall be subject to the following provisions:

22.1.1 Section 3 Procedures

An election to participate in a union-sponsored trust shall be in accordance with the procedures in Section 3 (“Election to Participate by Eligible Employees; Transferred Accounts”).

22.1.2 Authorizing Contributions

The percentage authorized as an after-tax payroll deduction to a union-sponsored trust shall be in accordance with the provisions of Section 4 (“Contributions”) and shall be deemed to be an Employee Basic After-Tax Contribution or an Employee Supplementary After-Tax Contribution from pay under that Section  4 (“Contributions”).

22.1.3 Changing Percentage of Contributions Authorized

Changes in the percentage authorized as an after-tax payroll deduction to a union-sponsored trust shall be treated as a change of an Employee Basic After-Tax Contribution or an Employee Supplementary After-Tax Contribution for purposes of Section 4.2 (“Deposit of Contributions”).

22.1.4 Employing Company Contributions

Each Employing Company shall contribute in accordance with the provisions of Section 4.5 (“Employing Company Contributions”) with respect to employee payroll deductions to a union-sponsored trust to the extent such payroll deductions are deemed to be Employee Basic After-Tax Contributions from pay. Such contributions shall not be made with respect to employee payroll deductions to a union-sponsored trust under conditions when contributions from pay would have been suspended under the terms of the Plan.

22.1.5 Investing Employing Company Contributions

Employing Company Contributions shall be invested as provided in Section 7 (“Investment Directions”).

22.2	Changing Plan Coverage

Once in any Plan Year an Employee may change from after-tax payroll deductions to a union-sponsored trust to after-tax and/or before-tax contributions from pay under the Plan, or from after-tax and/or before-tax contributions from pay under the Plan to after-tax payroll deductions to a union-sponsored trust.

22.3	Transfer of Excess Amounts

Once in any Plan Year, but not more frequently than once in any period of six months, an Employee may direct that the entire amount accumulated in a union-sponsored trust which exceeds the amount required to be retained under the terms of that trust be transferred to the Verizon Shares Fund or that all of the Units derived from the Employee’s Employee Basic After-Tax Contributions and Employee Supplementary After-Tax Contributions invested in Verizon Shares be transferred to a union-sponsored trust.

22.4	Upon Becoming Ineligible to Participate in Union-Sponsored Trust

An Employee participating in a union-sponsored trust who thereafter becomes ineligible to continue making payroll deductions may continue participation in the Plan by changing to contributions from pay under the Plan no later than 20 days prior to the end of the third month following the month in which the loss of eligibility occurred.

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Provisions for Employees Who Elect to Participate in a Union-Sponsored Trust for Savings

22.5	Effect of Withdrawal

Withdrawal of amounts accumulated in a union-sponsored trust shall have the same effect as a comparable withdrawal under Section 10 (“Distribution and Withdrawal”). An election to withdraw an amount from a union-sponsored trust prior to termination of employment shall be made by giving written notice to the Employing Company.

For the purpose of determining whether a withdrawal from a union-sponsored trust is comparable to a withdrawal under Section 10.5 (“In-Service Withdrawals”), the following provisions shall apply:

•

A withdrawal of an amount which is attributable to payroll deductions deemed to be Employee Supplementary After-Tax Contributions from pay for all plan years and Employee Basic After-Tax Contributions from pay for the period prior to the second preceding Plan Year, adjusted for the amount of any other distributions or withdrawals which have been made with respect to such deductions, shall be deemed to be a withdrawal pursuant to Section 10.5.1 (“Hierarchy of Withdrawals”);

•

A withdrawal of an amount which is attributable to payroll deductions deemed to be Employee Basic After-Tax Contributions for the current and two preceding Plan Years, adjusted for the amount of any other distributions or withdrawals which have been made with respect to such deductions, shall be deemed to be a withdrawal pursuant to Section 10.5.1 (“Hierarchy of Withdrawals”) ; and

•	A withdrawal of the full amount invested in the employee’s account under a union-sponsored trust for savings shall be deemed to be a withdrawal pursuant to Section 10.5 (“In-Service Withdrawals”).

22.6	Application of Distribution Provisions

Section 10.1 (“Distribution on Termination of Employment”) shall apply in accordance with its terms to all Units in an employee’s account under the Plan without regard to distributions which may occur under the terms of the union-sponsored trust.

22.7	Restoration

The restoration of forfeited amounts provided for in Section 10.6 (“Restoration of Forfeited Amounts”) shall be available to employees who make cash payments to the union-sponsored trust to the same extent such a restoration would have been made if such payment had been made to the Trustee hereunder, provided that such payment is submitted to the Employing Company for transmittal to the union-sponsored trust.

22.8	Suspension

An election by an Employee participating in a union-sponsored trust which results in a cessation of payroll deductions shall be deemed to be a suspension of contributions from pay for the purposes of Section 4.4 (“Election by Employee to Suspend Contributions”) and shall result in a suspension of Employing Company Contributions for the period of such cessation.

22.9	Ineligibility to Participate

An Eligible Employee may not participate in a Union-Sponsored Trust for Savings if he or she currently is making Employee Basic Pre-Tax Contributions or Employee Supplementary Pre-Tax Contributions.

22.10	Termination of Allocations to Trust

Effective February 1, 1994 no allocations shall be made to the Communications Workers of America Savings and Retirement Trust.

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23. LOANS

23.1	General

Effective January 1, 1990, upon the application of a Participating Employee, who (i) for loans made prior to September 1, 1993 has participated in the Plan for at least one year, (ii) is currently employed by an Employing Company, (iii) consents to and authorizes mandatory payroll withholding for payment of the loan obligation, and (iv) has, for loans made prior to April 1, 1994, the consent of such employee’s spouse in writing and witnessed by a notary public, unless it is established to the satisfaction of the Committee that such consent may not be obtained, the Committee in accordance with uniform and nondiscriminatory policy and such additional rules as it deems necessary, may direct the Trustee to make a loan to such Participating Employee. Loans hereunder shall be made available to Participating Employees on a reasonably equivalent basis and notwithstanding anything to the contrary contained herein, the percentage of accrued nonforfeitable benefits made available to such employees who are Highly Compensated Employees shall be no greater than the percentage of accrued nonforfeitable benefits made available to any other Participating Employee.

23.2	Amount of Loans

A Participating Employee who has a Vested accrued benefit in the Plan may borrow up to 50% of the present value of such Vested accrued benefit. In no event shall the amount of any such loan be less than $1,000 nor, when aggregated with all other outstanding loans to such Participating Employee under the Plan or under any other “Related Plans”, exceed the lesser of (a) $50,000 (reduced by the excess of (i) the Participating Employee’s highest outstanding loan balance during the preceding one-year period ending on the day before the date the loan was made, over (ii) the outstanding balance of loans on the date the loan is made) or (b) one-half of the Participating Employee’s Vested accrued benefit under the Plan and all other Related Plans (determined without regard to any accumulated deductible employee contributions as defined in Code Section 72(o)(5)(B)), or such other limits as may be provided by law, and provided further that, for loans made prior to July 1, 1998, the maximum loan shall be no greater than 90% of the Value of the Units in which Employee Basic and Supplementary Pre-Tax Contributions and associated Vested Employing Company Contributions are invested. Notwithstanding the foregoing, in no event may the amount of any loan exceed the maximum amount which may be repaid per month in level installments of principal and interest based on the applicant’s pay frequency over the term of the loan, where each such installment is not more than 25% of the applicant’s Compensation at the time of the application for the loan. For purposes of this Section 23.2, a Related Plan shall be any other qualified retirement plan maintained by an Employing Company or any qualified retirement plan maintained by an entity affiliated with an Employing Company pursuant to Code Sections 414(b), (c) and (m). The amount of a Participating Employee’s Vested accrued benefit shall be determined as of the last available Valuation Date preceding the date of the loan and shall be adjusted to reflect any distributions or withdrawals since that date.

23.3	Repayment of Loans

Each loan shall be repaid over the term of the loan in equal installments (not less frequently than quarterly) and, except as provided in Section 23.9 (“Terminated Employees”), all repayment amounts shall be withheld from the Compensation or other remuneration of the Participating Employee. Loans shall be repaid in a manner provided by the Committee within a period not to exceed five years after the date of the loan; provided, however, that in the event that the loan is made for purposes of acquiring any dwelling unit which (within a reasonable time) is to be used as the principal residence of the Participating Employee, the Committee may approve a repayment period not to exceed 15 years. The purpose for which a loan is made shall be determined in the sole discretion of the Committee.

23.4	Interest Rate

Any loan to a Participating Employee hereunder shall be considered an investment of the employee’s Account and interest paid on such loan shall be credited to such Account. Prior to September 1, 1993, any loan shall bear interest at the Guaranteed Interest Contract Rate prevailing at the time the loan is initiated and shall be fixed for the period of the loan, except that no loan shall be at a rate of interest which is less than the applicable federal rate in effect under Code Section 1274(d), as of the day on which the loan was made, compounded annually. Effective for loans made on September 1, 1993 through September 15, 1993, such loans shall bear interest at the same rate as in effect

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Loans

on August 31, 1993. For loan cycles beginning September 16, 1993, any loan for a period of up to and including 60 months shall bear interest at the prime rate published in The Wall Street Journal on the last business day of the calendar month ending immediately prior to the first day of the loan cycle and loans for a period of longer than 60 months shall bear interest at such rate plus one percent. Notwithstanding the foregoing, but subject to the foregoing restriction related to Code Section 1274(d), the Committee may, in its discretion, exercised in a uniform and nondiscriminatory manner, establish some other interest rate comparable to rates being charged by recognized lending institutions at the time the loan is initiated.

23.5	Security for Loans

Any loan shall be secured by a Participating Employee’s nonforfeitable interest in all of such employee’s Accounts (to the extent of the amount of such loan) and any other adequate security.

23.6	Other Limitations and Rules

Only one loan may be outstanding to any Participating Employee at any one time prior to April 1, 1994. On and after April 1, 1994, two loans may be outstanding to any Participating Employee at any one time. Prior to September 1, 1993, no loan may be made to a Participating Employee until six months after the repayment of the previous loan to such employee. For loans issued prior to April 1, 1994, loans may be renegotiated after 12 months from the date of application for such loan or from the last renegotiation thereof, provided, however, that the term of the renegotiated loan shall not extend more than five years beyond the date the original loan was made, unless such original loan was made for purposes of acquiring any dwelling unit which (within a reasonable time) is to be used as the principal residence of the Participating Employee, in which case the term of the renegotiated loan shall not extend more than 15 years beyond the date the original loan was made. A Participating Employee may prepay his total outstanding loan balance without penalty, except that, prior to September 1, 1993, no prepayment shall be allowed earlier than 18 months after the issuance of the loan. When a loan is repaid, such repayment shall be deemed for purposes of the investment direction provisions contained in Section 7 (“Investment Directions”) an Employee Supplementary Pre-Tax Contribution provided, however, that a portion of each loan repayment representing the percentage of the loan proceeds taken from the amounts representing Employing Company Contributions required to be invested in the Verizon Shares Fund shall be automatically re-invested in the Verizon Shares Fund.

23.7	Loan Procedures

A loan shall be granted only upon submission of a loan application to the Benefit Administrator, which application shall include all information deemed relevant by the Benefit Administrator. Each loan shall be evidenced by a promissory note which shall state (i) the amount of the loan, (ii) the term of the loan, (iii) the interest rate, (iv) the repayment schedule and such other information as the Benefit Administrator shall determine. The granting of each loan shall also be contingent on receipt by the Benefit Administrator of the Employee’s authorization to withhold loan payments from Compensation or other remuneration, and of a security agreement granting a security interest in the Participating Employee’s Account under the Plan and such other property required as security by the Benefit Administrator.

23.8	Default

If a Participating Employee (i) does not repay the amount of any loan made hereunder within 60 days of the specified time, or (ii) declares bankruptcy or is adjudged bankrupt or insolvent or (except as otherwise provided in Section 23.9 (“Terminated Employees”) with respect to certain Participating Employees) if payroll withholding becomes ineffective for any reason, the loan shall be deemed to be in default and the Committee shall, within a reasonable time thereafter, in a uniform and nondiscriminatory manner, cause the amount of the unpaid debt (including any interest thereon) to be deducted from any interest in, or payment or distribution from, the Participating Employee’s Account. Any such deduction shall be made in the following order and subject to the following limitations:

•	From Employee Supplementary After-Tax Contributions, until the amount thereof is exhausted;

•	From Employee Basic After-Tax Contributions, to the extent permitted by law, until the amount thereof is exhausted;

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Loans

•

From his Employing Company Contributions that were made to match Employee Basic Contributions to the extent of his nonforfeitable interest therein (determined at the time of the deduction) to the extent permitted by law, until the amount thereof is exhausted;

•

If the Employee has attained age 59 1/2, has terminated his employment, or the Committee determines in a uniform and nondiscriminatory manner that he suffers hardship as defined under Section 10.5.2 (“Withdrawals of Pre-Tax Contributions”) of the Plan, from his Employee Supplementary Pre-Tax Contributions to the extent permitted by law, until the amount thereof is exhausted; and,

•

If the Employee has attained age 59 1/2, has terminated his employment, or the Committee determines in a uniform and nondiscriminatory manner that he suffers hardship as defined under Section 10.5.2 (“Withdrawals of Pre-Tax Contributions”) of the Plan, from his Employee Basic Pre-Tax Contributions to the extent permitted by law, until the amount thereof is exhausted.

If the amount of such interest, payment or distribution is not sufficient to repay the unpaid balance of said debt, the Committee may exercise the Plan’s security interest, if any, in any non-Plan assets and to the extent a loan balance remains, take whatever collection action, including suit, the Committee determines necessary. In all events, to the extent of any unpaid balance, the Participating Employee shall be liable for, and continue to make payment thereon. Additional amounts in such employee’s Accounts which become nonforfeitable or otherwise available for distribution may be applied against the debt as they become available, as specified above.

23.9	Terminated Employees

Prior to April 1, 1994, each loan by its terms shall become due and payable in full no later than the termination of employment of a Participating Employee to whom such loan was made. On and after April 1, 1994, the immediately preceding sentence shall be inapplicable to any Participating Employee and the Participating Employee shall continue to repay the loan as provided in the promissory note executed at the time the loan was granted until such loan is repaid in full and must provide such security for the loan as the Committee, in its discretion, may require.

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24. TOP-HEAVY PROVISIONS

The provisions contained in this Section 24 shall apply to the extent required under Code Section 416.

24.1	Effects of a Top-Heavy Plan

In the event that the Plan is deemed a “Top-Heavy Plan” with respect to any Plan Year, the following provisions shall apply, notwithstanding any other Plan provisions to the contrary:

24.1.1 Vesting

A Participating Employee who has at least three Years of Service credited with one or more Employing Companies shall be treated the same as a Participating Employee age 65 or older, for purposes of determining the effect of a withdrawal or termination of employment on the Units in the employee’s Account representing Non-Vested Amounts. If the Plan ceases to be a Top-Heavy Plan, then a Participating Employee who has at least three Years of Service as of the last day of the last Plan Year in which the Plan was Top-Heavy may elect that the provisions contained in the preceding sentence shall continue to apply with respect to such employee. For any other Participating Employee, the provisions contained in the preceding sentence shall apply only to the Units in the employee’s account representing Non-Vested Amounts as of the last day of the last Plan Year in which the Plan was Top-Heavy. No decrease in a Participating Employee’s nonforfeitable percentage in his existing benefit may occur in the event the Plan’s status as top-heavy changes for any Plan Year.

24.1.2 Minimum Benefits

Employing Company Contributions allocated to the Account of each “Non-Key Employee” for each Plan Year in which the Plan is Top-Heavy shall equal the lesser of 3% of the Non-Key Employee’s compensation (within the meaning of Code Section 415) for such Plan Year or the largest percentage of compensation provided through Employing Company Contributions on behalf of any “Key Employee” for such Plan Year. For this purpose, a Non-Key Employee shall mean any employee of an Employing Company who is not a Key Employee, and who is an Eligible Employee or who would be an Eligible Employee after completing one Year of Service. For purposes of this Section 24, the term “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Verizon Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Verizon Company, or a 1-percent owner of a Verizon Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. Employing Company Contributions and any other matching contributions within the meaning of Code Section 401(m) (“matching contributions”) shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The minimum benefit requirement shall be satisfied under this Plan for any Participating Employee who participates in this Plan and another plan maintained by a Verizon Company or otherwise required to be aggregated with the Plan for purposes of satisfying such requirement. This paragraph shall not apply to any Non-Key Employee who is also covered by a defined benefit plan sponsored by an Employing Company during a Plan Year in which this Plan is top-heavy, if such employee is entitled for such Plan Year to a minimum benefit accrual under the defined benefit plan, in accordance with Code Section 416(c)(1).

24.2	Top-Heavy Determination

This Plan shall be deemed a Top-Heavy Plan only with respect to any Plan Year in which, as of the “Determination Date,” the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all employees under the Plan, excluding employees who have not performed any services for an Employing Company at any time during the one-year period ending on the Determination Date. For purposes of this

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Top Heavy Provisions

Section 24, Determination Date shall mean, with respect to any Plan Year, the last day of the preceding Plan Year. In determining whether or not this Plan is a Top-Heavy Plan with respect to any Plan Year, the term Key Employee shall have the meaning assigned to such term under Code Section 416(i). For purposes of determining the amount of the Account of any employee, such amount shall be increased by the aggregate distributions (if any) made with respect to such employee under this Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

24.3	Aggregation

Each plan of an Employing Company required to be included in an “Aggregation Group” shall be treated as a Top-Heavy Plan if such group is a “Top-Heavy Group.”

24.3.1 Aggregation Group

For purposes of this Section 24.3, “Aggregation Group” shall mean: (i) each plan, including terminated plans that have been maintained within the last year ending on the Determination Date for the Plan Year in question, of an Employing Company in which a Key Employee participates in the Plan Year containing the Determination Date, and (ii) each other plan, including terminated plans that have been maintained within the last year ending on the Determination Date for the Plan Year in question, of an Employing Company which, in the Plan Year containing the Determination Date, enables the plan or plans described in (i) above to meet the requirements of Code Sections 401(a)(4) or 410. Any plan of an Employing Company that is not required to be included in an “Aggregation Group” may be treated as part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410.

24.3.2 Top-Heavy Group

For purposes of this Section 24.3, Top-Heavy Group means any Aggregation Group if the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans in the group (determined as of each plan’s respective Determination Date falling within the same calendar year) exceeds 60% of a similar sum determined for all employees, excluding employees who have not performed any service for an Employing Company at any time during the one-year period ending on the respective Determination Dates. For this purpose the accrued benefit shall be determined under a uniform accrual method which applies to all defined benefit plans maintained by the Verizon Companies or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C).

24.4	Rollovers

For purposes of this Section 24, an “Unrelated Transfer” shall mean a plan-to-plan transfer that is both (i) initiated by the employee and (ii) made from a plan maintained by one employer to a plan maintained by another employer. A “Related Transfer” shall mean a plan-to-plan transfer that is either (i) not initiated by the employee or (ii) is made to a plan maintained by the same employer. For purposes of determining whether the employer is the same employer, all employers aggregated under Code Section 414(b), (c) or (m) shall be treated as the same employer. If an Unrelated Transfer is received by this Plan, such transfer will not be considered part of the employee’s Account if accepted after December 31, 1983. If an Unrelated Transfer was received by the Predecessor Plan before December 31, 1983, such transfer shall be considered part of the employee’s Account. If a distribution made from this Plan is deemed an Unrelated Transfer, such distribution shall be recognized pursuant to the final sentence of Section 24.2 (“Top-Heavy Determination”). If a distribution made from this Plan is deemed a Related Transfer, such distribution shall not be recognized pursuant to the final sentence of Section 24.2 (“Top-Heavy Determination”).

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25. PROVISIONS RELATING TO THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

The special interim provisions relating to the Economic Growth and Tax Relief Reconciliation Act of 2001 have been incorporated into the appropriate provisions of the Plan as set forth herein.

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26. ADDITIONAL MINIMUM DISTRIBUTION REQUIREMENTS

26.1	General Rules

The requirements of this Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section  401(a)(9) of the Code.

26.1.1 Effective Date

This Section 26 applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after December 1, 2002.

26.1.2 Transition Rule for 2002

Because Section 26.1.1 specifies an effective date for this Section 26 that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Section will be determined as follows. If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section.

26.1.3 Preservation of TEFRA Designations

Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

26.2	Time and Manner of Distribution

26.2.1 General Rule

The Participating Employee’s entire interest will be distributed, or begin to be distributed, to the Participating Employee no later than the Participating Employee’s required beginning date.

26.2.2 Death Before Distributions Begin

If the Participating Employee dies before distributions begin, the Participating Employee’s entire interest will be distributed, or begin to be distributed, no later than as follows:

26.2.2(a)	Spouse is Sole Designated Beneficiary

If the Participating Employee’s surviving spouse is the Participating Employee’s sole designated beneficiary, then, except as provided in Sections 26.2.4 and 26.2.5 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participating Employee died, or by December 31 of the calendar year in which the Participating Employee would have attained age 70 1⁄2, if later.

26.2.2(b)	Non-Spouse Designated Beneficiary

If the Participating Employee’s surviving spouse is not the Participating Employee’s sole designated beneficiary, then, except as provided in Sections 26.2.4 and 26.2.5 below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participating Employee died.

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Additional Minimum Distribution Requirements

26.2.2(c)	No Designated Beneficiary

If there is no designated beneficiary as of September 30 of the year following the year of the Participating Employee’s death, the Participating Employee’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participating Employee’s death.

26.2.2(d)	Death of Surviving Spouse Before Distributions Commence

If the Participating Employee’s surviving spouse is the Participating Employee’s sole designated beneficiary and the surviving spouse dies after the Participating Employee but before distributions to the surviving spouse begin, this Section 26.2.2, other than Section 26.2.2(a), will apply as if the surviving spouse were the Participating Employee.

For purposes of this Section 26.2.2 and Section 26.4, unless Section 26.2.2(d) applies, distributions are considered to begin on the Participating Employee’s required beginning date. If Section 26.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 26.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participating Employee before the Participating Employee’s required beginning date (or to the Participating Employee’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 26.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

26.2.3 Distribution Amount under Life Expectancy Rule

Unless the Participating Employee’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 26.3 and 26.4 of this Section. If the Participating Employee’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

26.2.4 5-Year Rule

If the Participating Employee dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 26.2.2, but the Participating Employee’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participating Employee’s death. If the Participating Employee’s surviving spouse is the Participating Employee’s sole designated beneficiary and the surviving spouse dies after the Participating Employee but before distributions to either the Participating Employee or the surviving spouse begin, this election will apply as if the surviving spouse were the Participating Employee. This Section 26.2.4 will apply to all distributions unless the life expectancy rule is elected by the Participating Employee or designated beneficiary in accordance with Section  26.2.5 below.

26.2.5 Election of Life Expectancy or 5-Year Rule

A Participating Employee or beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 26.2.2, 26.2.4, and 26.4.2 applies to distributions after the death of a Participating Employee who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 26.2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participating Employee’s (or, if applicable, surviving spouse’s) death. If neither the Participating Employee nor beneficiary makes an election under this Section 26.2.5, distributions will be made in accordance with Sections 26.2.2, 26.2.4, and 26.4.2.

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Additional Minimum Distribution Requirements

26.3	Required Minimum Distributions During Participating Employee’s Lifetime

26.3.1 Lifetime Distribution Amounts

During the Participating Employee’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

•

the quotient obtained by dividing the Participating Employee’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participating Employee’s age as of the Participating Employee’s birthday in the distribution calendar year; or

•

if the Participating Employee’s sole designated beneficiary for the distribution calendar year is the Participating Employee’s spouse, the quotient obtained by dividing the Participating Employee’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participating Employee’s and spouse’s attained ages as of the Participating Employee’s and spouse’s birthdays in the distribution calendar year.

26.3.2 Period for Applying Lifetime Distribution Rule

Required minimum distributions will be determined under this Section 26.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participating Employee’s date of death.

26.4	Required Minimum Distributions After Participating Employee’s Death

26.4.1 Death on or after Date Distributions Begin

26.4.1(a)	Designated Beneficiary

If the Participating Employee dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participating Employee’s death is the quotient obtained by dividing the Participating Employee’s account balance by the longer of the remaining life expectancy of the Participating Employee or the remaining life expectancy of the Participating Employee’s designated beneficiary, determined as follows:

•	The Participating Employee’s remaining life expectancy is calculated using the age of the Participating Employee in the year of death, reduced by one for each subsequent year.

•

If the Participating Employee’s surviving spouse is the Participating Employee’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participating Employee’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

•

If the Participating Employee’s surviving spouse is not the Participating Employee’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participating Employee’s death, reduced by one for each subsequent year.

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Additional Minimum Distribution Requirements

26.4.1(b)	No Designated Beneficiary

If the Participating Employee dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participating Employee’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participating Employee’s death is the quotient obtained by dividing the Participating Employee’s account balance by the Participating Employee’s remaining life expectancy calculated using the age of the Participating Employee in the year of death, reduced by one for each subsequent year.

26.4.2 Death Before Date Distributions Begin

26.4.2(a)	Designated Beneficiary

Except as provided in Sections 26.2.4 and 26.2.5, if the Participating Employee dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participating Employee’s death is the quotient obtained by dividing the Participating Employee’s account balance by the remaining life expectancy of the Participating Employee’s designated beneficiary, determined as provided in Section 26.4.1.

26.4.2(b)	No Designated Beneficiary

If the Participating Employee dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participating Employee’s death, distribution of the Participating Employee’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participating Employee’s death.

26.4.2(c)	Spouse is Sole Designated Beneficiary

If the Participating Employee dies before the date distributions begin, the Participating Employee’s surviving spouse is the Participating Employee’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 26.2.2(a), this Section 26.4.2 will apply as if the surviving spouse were the Participating Employee.

26.5	Definitions

26.5.1 Designated Beneficiary

The individual who is designated as the beneficiary under Section 10.1.7(b) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

26.5.2 Distribution Calendar Year

A calendar year for which a minimum distribution is required. For distributions beginning before the Participating Employee’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participating Employee’s required beginning date. For distributions beginning after the Participating Employee’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 26.2.2. The required minimum distribution for the Participating Employee’s first distribution calendar year will be made on or before the Participating Employee’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participating Employee’s required beginning date occurs, will be made on or before December  31 of that distribution calendar year.

26.5.3 Life Expectancy

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

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Additional Minimum Distribution Requirements

26.5.4 Participating Employee’s Account Balance

The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

26.5.5 Required Beginning Date

The applicable date specified in Section 10.3.2 of the Plan.

26.6	2009 Distribution Waiver

26.6.1 2009 RMDs

Notwithstanding Section 10.3 and the other provisions of this Section 26, a Participating Employee or designated beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving distributions equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participating Employee or designated beneficiary chooses to receive such distributions. Participating Employees and designated beneficiaries described in the preceding sentence will be given the opportunity to elect to receive 2009 RMDs.

26.6.2 Extended 2009 RMDs

Notwithstanding Section 10.3 and the other provisions of this Section 26, a Participating Employee or designated beneficiary who would have been required to receive 2009 RMDs and who would have satisfied that requirement by receiving distributions that include the 2009 RMDs in the form of installments pursuant to Section 10.1.2, 10.1.3, or 10.1.7(a) (as applicable) or systematic withdrawal payments pursuant to Section 10.1.6 or Section 10.5 (“Extended 2009 RMDs”) will receive those distributions for 2009 unless the Participating Employee or designated beneficiary chooses not to receive such distributions. Participating Employees and designated beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving Extended 2009 RMDs that are made on or after April 1, 2009.

26.6.3 Direct Rollovers

For purposes of Section 10.4, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions in 2009.

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27. PROVISIONS RELATING TO THE FINAL 401(K) AND 401(M) REGULATIONS

27.1	Introduction

This Section is intended to implement applicable requirements of final regulations under Code sections 401(k) and 401(m), as revised by Treasury Decision 9169 (as amended, the “Final 401(k) Regulations”). This Section is intended as good faith compliance with the requirements of the Final 401(k) Regulations and shall be construed in accordance with such regulations, the mandatory provisions of which are incorporated herein.

This Section is effective, and the Plan shall implement the provisions of the Final 401(k) Regulations, with respect to Plan Years beginning after December 31, 2005.

The provisions of this Section will take precedence over any inconsistent provisions of the Plan.

27.2	Vesting

Section 9.1 provides that Employee Basic and Supplementary Pre-Tax Contributions are always fully vested and nonforfeitable. The Plan shall disregard Employee Basic and Supplementary Pre-Tax Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code section 411(a)(2). However, the Plan shall otherwise take a Participating Employee’s Employee Basic and Supplementary Pre-Tax Contributions into account in determining the Participating Employee’s vested benefits under the Plan, including for purposes of

•	determining whether a Participating Employee has a nonforfeitable right to contributions under the Plan for purposes of forfeitures;

•	applying provisions requiring the repayment of distributions to have forfeited amounts restored; and

•	to the extent applicable, applying the provisions of Code sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) (“the rule of parity”).

27.3	Distributions

In addition to the reasons described in Section 10.5.2, a distribution under the Plan is deemed to be on account of an immediate and heavy financial need of a Participating Employee if the distribution is for one of the following reasons:

•

Expenses for the repair of damage to the Participating Employee’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of Sections 25.14 and 10.1.1(a), a Participating Employee is considered to have a severance from employment when the Participating Employee ceases to be an Employee. An Employee does not have a severance from employment if, in connection with a change of employment, the individual’s new employer maintains the Plan (or a portion thereof) with respect to the individual.

The Plan will not transfer the portion of a Participating Employee’s Account attributable to Employee Basic and Supplementary Pre-Tax Contributions to another plan unless the Administrator reasonably determines that the other plan satisfies Code section 401(k)(2)(B) with respect to the transferred amounts or unless the transfer is a direct rollover or is an elective transfer of otherwise distributable amounts.

27.4	Actual Deferral Percentage (ADP) Test

The Plan does not provide for qualified nonelective contributions and therefore is not subject to any limitations with respect to such contributions.

The actual deferral ratio, as defined in Treasury Regulation section 1.401(k)-2(a)(3) of any Participating Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Basic and Supplementary Pre-Tax Contributions allocated to such Participating Employee’s accounts under two or more cash or deferred arrangements described in Code section 401(k) that are maintained by the Employer shall be determined as if such Employee Basic and Supplementary Pre-Tax Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different plan years, then all Employee Basic and Supplementary Pre-Tax Contributions made during the plan year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Section, if the plans have different

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Provisions Relating to the Final 401(k) and 401(m) Regulations

plan years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated for purposes of Code section 401(k).

27.5	Adjustment to ADP Test

Distributions of excess contributions must be adjusted for income (gain or loss). Section 5.2.5(c) specifies the manner in which such investment experience is determined. For Plan Years ending before January 1, 2008, distributions of excess contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”).

27.6	Actual Contribution Percentage (ACP) Test

The Plan is a collectively bargained plan that is considered to automatically satisfy the ACP test pursuant to Treasury regulation section 1.401(m)-1(b)(2).

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28. PROVISIONS RELATING TO THE FINAL 415 REGULATIONS

28.1	Introduction

(a)    This Section is intended to implement applicable requirements of final regulations under Code section 415, as revised by Treasury Decision 9319 published on April 5, 2007 (as amended and including any successor regulations, the “Final 415 Regulations”). The provisions of this Article are intended as good faith compliance with the requirements of the Final 415 Regulations and shall be construed and applied in accordance with such regulations. This Section 28 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code section 415.

(b)    This Section is effective, and the Plan shall implement the provisions of the Final 415 Regulations, with respect to Plan Years beginning after December 31, 2007.

(c)    The provisions of this Section supersede and shall take precedence over any inconsistent provisions of the Plan. Subject to any specific optional elections made in this Section 28, the mandatory provisions of Code section 415 and the Final 415 Regulations are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

28.2	Limits on Contributions.

(a)    Except to the extent permitted by Plan provisions implemented in accordance with Code section 414(v) and notwithstanding any other provision to the contrary in the Plan, the annual addition with respect to a Participating Employee’s Account under the Plan in any Limitation Year shall not exceed the lesser of:

(1)    $40,000 or such other dollar amount as is set forth in section 415(c)(1)(A) of the Code (as adjusted by the Secretary of the Treasury or his delegate for increases in the cost-of–living under section 415(d) of the Code); or

(2)    100% (or such other percentage as is set forth in section 415(c)(1)(B) of the Code) of the Participating Employee’s Total Compensation for the Limitation Year.

28.3	Definitions.

The terms “annual addition,” “Total Compensation” and “Limitation Year” as used in this Section 28 shall have the meanings given to them below:

(a)    The term “annual addition” means the sum of Employer contributions, excluding employee elective deferrals, allocated to a participant’s account; Employee contributions, including elective deferrals; and forfeitures allocated to a Participating Employee’s Account, but reduced by any amount permitted by the Final 415 Regulations. The term annual addition shall also include any amount allocated to an individual medical account as described in Code section 415(l), and any amount allocated to a key employee’s post-retirement medical benefit account, as described in Code section 419A(d); provided, however, that any amount described in this sentence shall not be subject to the percentage-of-compensation limit in subsection 28.2(a)(2) above.

(b)    “Total Compensation” for the purposes of this Section 28 shall have the meaning given to it under subsection (1) below, subject to the timing rules of subsection (2):

(1)     “Total Compensation” shall mean an Employee’s W-2 wages as reported or reportable plus elective contributions that are made by an Employing Company that are not includible in gross income under Code Sections 125, 402(g)(3) or 132(f)(4). An Employee’s Total Compensation for any Limitation Year shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the Plan Year (as adjusted pursuant to Code section 401(a)(17)(B)).

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Provisions Relating to the Final 415 Regulations

(2)    Timing Rules: For these purposes, Total Compensation generally includes only compensation paid before severance from employment, as defined in Treasury regulation section 1.415(a)-1(f)(5) of the Final 415 Regulations, except that Total Compensation for these purposes shall also include the following:

(A)    Regular Pay. Total Compensation shall include amounts paid by the later of 2 1⁄2 months after a Participating Employee’s severance from employment with the Employer or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts (1) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (2) would have been paid to the Participating Employee prior to the severance from employment if the Participating Employee had continued in the Employer’s or Affiliate’s employment.

(B)    Leave Cash-Outs. Total Compensation includes amounts paid by the later of 2 1⁄2 months after a Participating Employee’s severance from employment with the Employer or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the Participating Employee’s would have been entitled to use if employment had continued.

(C)    Disability Pay. Total Compensation includes amounts paid to a Participating Employee who is permanently and totally disabled (as defined in Code section 22(e)(3)) to the extent contributions may be made from such amounts pursuant to Section 13.3.

(D)    Military Service. Total Compensation also includes payments to an individual who does not currently perform services for the Employer or Affiliate by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Employer’s or Affiliate’s employment instead of entering qualified military service.

(c)    “Limitation Year” shall mean the Plan Year.

28.4	Corrections

(a)    Notwithstanding any provision of the Plan to the contrary, the Plan may correct an annual addition in excess of the limitation under this Section 28 in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance (“EPCRS”). In accordance with the provisions of Section 6.06(2) of EPCRS, the annual addition to the Participating Employee’s Account for a Limitation Year shall be reduced in the order and manner described in Section 6.06(2) of EPCRS to the extent necessary to reduce such annual addition to an amount that does not exceed the limitations imposed by this Section 28.

(b)     If a Participating Employee is covered by any other plan aggregated pursuant to Section 28.5, and if the annual addition for the Limitation Year would otherwise exceed the amount that may be applied for the Participating Employee’s benefit under the limitation contained in this Section 28, such excess shall be allocated first to the plan in which the participant last participated during the Limitation Year and, if the total contributions to such plan are less than the excess, then to the preceding plan, and so on until the entire excess is allocated among the plans aggregated for purposes of this Section 28. Within each plan, the excess allocated to the plan shall be reduced in the order of correction described in Section 6.06(2) of EPCRS. If a Participating Employee participated in more than one such plan at the same time, the excess shall be allocated among such plans in the same ratio as the annual additions allocated to such plans.

(c)    To the extent permitted by Code Section 415, the Final 415 Regulations, and as described in EPCRS, amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account. If a

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Provisions Relating to the Final 415 Regulations

suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account shall be used to offset and reduce any subsequent Employer contributions of whatever nature other than elective deferrals, before any further Employer contributions may be made to the Plan on behalf of Participating Employees.

28.5	Aggregation of Plans.

For purposes of this Section 28, all defined contribution plans (whether or not terminated and including any plans under which annual additions are allocated) of the Employer shall be treated as one defined contribution plan; provided that for the purpose of defining “Verizon Company” and applying Code sections 1563(a), 414(b), and 414(c) to this Section, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent.”

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29. ROTH CONTRIBUTIONS

29.1	Introduction General Application

29.1.1 Qualified Roth Contribution Program

This Section is intended to implement applicable requirements with respect to the establishment of a qualified Roth contribution program under the Plan in accordance with Code section 402A. This amendment is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) and is to be construed in accordance therewith.

29.1.2 Provisions take Precedence

The provisions of this Section will take precedence over any inconsistent provisions of the Plan.

29.1.3 Effective Date

The provisions of this Section are effective as of January 1, 2010, and Roth Elective Contributions and direct rollovers of Roth contributions shall be permitted as of such date in accordance with the provisions of this Section.

29.1.4 Roth Elective Contribution

A Roth Elective Contribution is an elective deferral (including a catch-up contribution) that is:

•

designated irrevocably by the Participating Employee at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective contributions (that is, Employee Basic Pre-Tax Contributions and Employee Supplementary Pre-Tax Contributions otherwise collectively referred to in this Section 29 as “Elective Contributions”) and/or pre-tax catch-up contributions the Participating Employee is otherwise eligible to make under the Plan; and

•

treated by the Employing Company as includible in the Participating Employee’s income at the time the Participating Employee would have received that amount in cash if the Participating Employee had not made a cash or deferred election.

29.1.5 Roth Catch-up Contributions

Except as specifically provided otherwise, references in this Section to Elective Contributions shall include catch-up contributions, and references to Roth Elective Contributions shall include Roth catch-up contributions.

29.2	Roth Elective Contributions

29.2.1 Irrevocable Election

An Eligible Employee shall be permitted to irrevocably designate in the Member’s cash or deferral election, including an election to make catch-up contributions, that a portion or all of the Elective Contributions the Eligible Employee is otherwise eligible to make under the Plan shall be treated as Roth Elective Contributions.

29.2.2 Separate Account

The Plan will accept Roth Elective Contributions made on behalf of eligible Participating Employees. A Participating Employee’s Roth Elective Contributions will be allocated to a separate account maintained for such contributions.

29.2.3 Presumptive Treatment

Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions and Roth catch-up contributions will be treated as catch-up contributions for all purposes under the Plan.

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Roth Contributions

29.3	Separate Accounting

29.3.1 Roth Contributions Sub-account

Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contributions sub-account maintained for each Participating Employee within the Participating Employee’s Account.

29.3.2 Maintain Record of Roth Elective Contributions

The Plan will maintain a record of the amount of Roth Elective Contributions in each such sub-account.

29.3.3 Gains, Losses and Other Credits or Charges

Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participating Employee’s Roth Elective Contributions sub-account and the Participating Employee’s other sub-accounts within the Participating Employee’s Account under the Plan.

29.3.4 No Commingling

No contributions other than Roth Elective Contributions (including properly rolled over Roth Elective Contributions) and properly attributable earnings will be credited to each Participating Employee’s Roth Elective Contributions sub-account.

29.4	Rollovers

29.4.1 Direct Rollovers of Roth Contributions Sub-account

Notwithstanding anything to the contrary in Section 10.4, a direct rollover of a distribution from a Roth Elective Contributions sub-account under the Plan will only be made to another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

29.4.2 Roth Direct Rollovers to the Plan

An Eligible Employee or Participating Employee otherwise eligible to make a rollover contribution to the Plan shall be permitted to make Roth direct rollover contributions to the Plan. Notwithstanding anything to the contrary in Section 6.1, the Plan will accept a rollover contribution to a Roth Elective Contributions sub-account if it is a direct rollover from another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

29.4.3 Rollover of Otherwise Taxable Portion of Distribution

An Eligible Employee or Participating Employee otherwise eligible to make a rollover contribution to the Plan shall be permitted to roll over the otherwise taxable portion of a distribution from a designated Roth account under an applicable retirement plan described in Code section 402A(e)(1) to the extent such rollover is permitted under Code sections 402(c) and 402A.

29.4.4 Eligible Rollover Distributions Considered for $1,000 Threshold

Eligible rollover distributions from a Participating Employee’s Roth Elective Contributions sub-account are taken into account in determining whether the total amount of the Participating Employee’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

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Roth Contributions

29.5	Correction of Excess Contributions

In the case of a distribution of excess contributions to a Highly Compensated Employee, such excess contributions shall be deemed to be pre-tax Elective Contributions to the extent such Highly Compensated Employee made pre-tax Elective Contributions for the year, and any remainder shall be deemed to be Roth Elective Contributions.

29.6	Distribution and Withdrawal of Roth Elective Contributions

For purposes of Section 10.5.2, a Participating Employee may elect whether to withdraw Roth Elective Contributions before or after Pre-Tax Elective Contributions (in each case, Basic Elective Contributions shall be withdrawn after Supplementary Elective Contributions). If a Participating Employee requests a withdrawal but does not specify the order of withdrawal, Roth Supplementary Elective Contributions (including Roth catch-up contributions) shall be withdrawn after Employee Basic Pre-Tax Contributions, and Roth Basic Elective Contributions shall be withdrawn after Roth Supplementary Elective Contributions.

29.7	Transferred Roth Contributions

See Section 6.2.6(c) for provisions concerning Roth contributions (including Roth catch-up contributions) and related earnings that qualify under Code section 402A and that are transferred to the Plan.

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30. PROVISIONS RELATING TO 2012 COMMON ISSUES MOUS

30.1	Definitions

The definitions in Section 2 of the Plan are supplemented or superseded, as applicable, as follows.

Account

The “Employing Company Contributions Account” shall be renamed the “Matching Contribution Account” and a new subaccount is added, the “Annual Company Discretionary Award Account,” which shall reflect all Employing Company Contributions made pursuant to Section 30.2.2, together with the earnings thereon.

Actual Compensation

Actual Compensation means “Compensation” as defined in Section 2, but limited to amounts actually paid to an Eligible Participant while an Eligible Participant. In the case of an Eligible Participant who receives wages or a benefit under the Sickness and Accident Disability Benefit Plan, “Actual Compensation” shall include the actual wage replacement benefit paid to the Eligible Participant while an Eligible Participant rather than his or her base rate of pay or deemed base rate of pay.

Annual Company Discretionary Award

Annual Company Discretionary Award means an Employing Company Contribution made pursuant to Section 30.2.2 (“Annual Company Discretionary Award”). The references to “associated Employing Company Contributions” in Sections 13.4 and 19 of the Plan shall include Annual Company Discretionary Awards.

Eligible Participant

Eligible Participant means a Non-Pension Participant who is eligible to receive an allocation of the Annual Company Discretionary Award, if any, for a Plan Year. A Non-Pension Participant shall be eligible to receive an allocation of the Annual Company Discretionary Award, if any, for a Plan Year if he is an Employee whose terms and conditions of employment are subject to a collective bargaining agreement as of the last day of such Plan Year.

Matching Contribution

Matching Contribution means an Employing Company Contribution made pursuant to Section 4.5.1 or Section 30.2.1. The references to “Employing Company Contributions” in Sections 4.5.1, 4.7, 5.2, 5.2.4, 5.2.5(a), 5.2.5(b), 5.2.6, 7.1.2, 8.2.2, 10.5.1, 15.6.1, 22.1.4, 22.1.5, 22.8, and 23.8 of the Plan shall be replaced by a reference to “Matching Contributions,” and the reference to “contributions” other than payroll contributions in Sections 13.1, 13.2.1, and 13.2.2 shall be replaced by a reference to “Matching Contributions.”

Non-Pension Participant

Non-Pension Participant shall mean an Eligible Employee who is first hired as a Non-Salaried Employee on or after October 28, 2012 and who is not eligible to earn pension benefits under the Verizon Pension Plan for New York and New England Associates or any other pension plan maintained by a Verizon Company. Non-Pension Participant shall also mean an Eligible Employee who is identified as a “Pension New Hire” in a written agreement with the Eligible Employee’s collective bargaining representative and who is (or becomes) not eligible to earn pension benefits under the Verizon Pension Plan for New York and New England Associates or any other pension plan maintained by a Verizon Company. The effective date of such an Eligible Employee’s status as a Pension New Hire shall be consistent with the timing of such status under any applicable pension plan.

Participating Employee

Participating Employee shall also include an Employee or former Employee who has received an allocation of the Annual Company Discretionary Award and who retains an Account balance under the Plan.

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30.2	Employing Company Contributions

30.2.1 Matching Contributions

Matching Contributions under Section 4.5.1 for Non-Pension Participants shall be subject to the following.

•

If a Matching Contribution is made for a payroll period during the term of a collective bargaining agreement, and the collective bargaining agreement specifies a different matching percentage for Non-Pension Participants in the collective bargaining unit to which a Non-Pension Participant belongs, the matching percentage specified in the collective bargaining agreement shall be the matching percentage with respect to the Non-Pension Participant.

30.2.2 Annual Company Discretionary Award

Each Plan Year during the term of a collective bargaining agreement which requires an additional, performance-related discretionary contribution by the Employing Companies, the Employing Companies may make a discretionary, performance-based Annual Company Discretionary Award to the Plan out of their respective current or accumulated earnings and profits. For each such Plan Year, the amount of such contribution by the Employing Companies as a percentage of the Actual Compensation of each Eligible Participant shall be the same as the percentage profit sharing contribution for eligible members under the Verizon Savings Plan for Management Employees for the same Plan Year; provided that the contribution amount shall be reduced by the amount of forfeitures allocable thereto pursuant to Section 11. The Annual Company Discretionary Award, if any, for a Plan Year shall be allocated as of the end of that Plan Year to each Eligible Participant in the proportion that the Eligible Participant’s Actual Compensation for the Plan Year bears to the total Actual Compensation for the Plan Year of all such Eligible Participants. This means that if the Employing Companies make an Annual Company Discretionary Award for a Plan Year, each Eligible Participant shall receive the same contribution as a percentage of such Actual Compensation for such Plan Year.

The Annual Company Discretionary Award, if any, for a Plan Year shall be made, as determined by Verizon in its sole discretion, in cash and/or in Verizon Shares. The portion of the Annual Company Discretionary Award paid in Verizon Shares may consist of cash that is invested in whole or in part in Verizon Shares in the Verizon Shares Fund pursuant to Section 30.3.2, and references herein to Annual Company Discretionary Award contributions made in Verizon Shares shall include such cash contributions invested in the Verizon Shares Fund.

Annual Company Discretionary Award contributions shall be allocated to an Eligible Participant’s Annual Company Discretionary Award Account as of the Valuation Date coinciding with or next following the date as of which such contributions were actually contributed to the Plan.

30.2.3 Effect of Transfer

In the event that a Participating Employee or Eligible Participant ceases to be employed by an Employing Company and becomes an employee of a Verizon Company which is not an Employing Company, the Employee shall not be eligible to receive an allocation of the Annual Company Discretionary Award with respect to periods while not an Eligible Participant, but if the Employee’s terms and conditions of employment are subject to a collective bargaining agreement as of the last day of the Plan Year in which the Employee ceases to be an Eligible Employee, the Employee may be eligible for an allocation of the Annual Company Discretionary Award with respect to the portion of the Plan Year prior to the loss of Eligible Employee status.

30.2.4 Deposit of Annual Company Discretionary Award

The Annual Company Discretionary Award liability, if any, with respect to a Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing Verizon’s consolidated Federal Income Tax return for such Plan Year.

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30.3	Investment of Annual Company Discretionary Award

30.3.1 Cash Contributions

Each Eligible Participant shall direct that the portion of his or her Annual Company Discretionary Award not made in Verizon Shares be invested, in increments of 1%, in any of the Funds available from time to time. A Participating Employee on any Valuation Date may direct that up to 100% of the Value of his Units that are derived from such portion of his Annual Company Discretionary Award be transferred, in 1% increments, among the Funds available under the Plan, by giving an Approved Form of Timely Prior Notice directing that the Value of such Units be invested in one or more of the other Funds; provided, however, that in any case where the notice is received after 12 noon Eastern Time (daylight or standard, whichever is in effect on the date of the notice) or, if earlier, the time the New York Stock Exchange closes for trading, the transaction shall be processed and the Units shall be valued as of the close of business on the next Valuation Date.

30.3.2 Verizon Share Contributions

Annual Company Discretionary Awards made in Verizon Shares or in cash invested in Verizon Shares other than at the direction of an Eligible Employee shall be invested only in the Verizon Shares Fund. Such amounts may be diversified in accordance with the same rules that apply to Matching Contributions under Section 7.1.2.

30.4	Vesting of Annual Company Discretionary Award

A Participating Employee shall be Vested in his Annual Company Discretionary Award Account when he completes three Years of Service; provided, however, that dividends that are reinvested in the Plan at the election of a Participating Employee in accordance with Section 10.7 shall be Vested upon reinvestment.

30.5	No In-Service Withdrawals from Annual Company Discretionary Award Account

A Participating Employee may not elect to withdraw any portion of his or her Annual Company Discretionary Award Account while an Employee.

30.6	Loan Deductions from Annual Company Discretionary Award

If a defaulted loan balance remains after deduction from an Employee’s Vested Matching Contributions under Section 23.8, such balance shall be deducted from the Participating Employee’s Vested Annual Company Discretionary Awards, to the extent permitted by law, until the amount thereof is exhausted.

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APPENDIX I

EMPLOYING COMPANIES

Company Name	Payroll Code	Formerly Named	Participation Effective Date
Verizon New England Inc.	N2	New England Telephone & Telegraph Co.	1/1/1984

Verizon New York Inc.	N4	New York Telephone Co.	1/1/1984

Verizon Corporate Services Corp.	NC	Telesector Resources Group Inc. d/b/a Verizon Services Group	1/1/1984

Empire City Subway Company (Limited)	NM	Empire City Subway Co.	1/1/1984

Verizon Services Corp. with respect to Non-Salaried Employees who transfer from Verizon Services Group (Telesector Resources Group Inc. d/b/a Verizon Services Group)		Verizon Services Group (Telesector Resources Group Inc. d/b/a BA Network Services)	12/23/01

Verizon Services Corp. (and any other Verizon Company designated as the “Service Company” pursuant to the August 2008 Settlement Agreement with the Communications Workers of America, AFL-CIO and its local unions and affiliates and/or the August 2008 Settlement Agreement with the International Brotherhood of Electrical Workers, AFL-CIO Locals 827, 1944, 2213, 2222, 2313, 2320, 2321, 2322, 2323, 2324, 2325, and their District Councils (the “VZB Settlement Agreements”)) with respect to Employees who transfer to a covered position as of December 28, 2008 pursuant to such VZB Settlement Agreements.			12/28/08

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Company Name	Payroll Code	Formerly Named	Participation Effective Date
Verizon Services Corp. (and any other Verizon Company designated as the “Service Company” pursuant to the VZB Settlement Agreements) with respect to Employees who transfer to a covered position as of October 25, 2009 pursuant to the VZB Settlement Agreements.			10/25/09

Verizon Services Corp. (and any other Verizon Company designated as the “Service Company” pursuant to the VZB Settlement Agreements) with respect to Employees who transfer to a covered position as of October 24, 2010 pursuant to the VZB Settlement Agreements.			10/24/10

Each applicable Verizon Company that employs Video Hub Technicians pursuant to the August 2008 Settlement Agreement with the Communications Workers of America, AFL-CIO and its local unions and affiliates and/or the August 2008 Settlement Agreement with the International Brotherhood of Electrical Workers, AFL-CIO Locals 827, 2222, 2321, 2322, 2323, 2324, 2325, and their District Councils (the “VZC Settlement Agreements”) with respect to Employees who transfer to a covered position as of December 28, 2008 pursuant to such VZC Settlement Agreements.			12/28/08

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